UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

KYMERA THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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KYMERA THERAPEUTICS, INC.

500 North Beacon Street, Fourth Floor, Watertown, MA 02472

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To be held June 24, 2026

Notice is hereby given that the 2026 Annual Meeting of Shareholders, or Annual Meeting, of Kymera Therapeutics, Inc., will be held online on June 24, 2026 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting online and vote electronically at www.virtualshareholdermeeting.com/KYMR2026.

The purpose of the Annual Meeting is the following:

1.
To elect four class III directors to our board of directors, each to serve until the 2029 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;
2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers;
3.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Shareholders of record at the close of business on April 27, 2026, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of the four nominees for class III directors; “FOR” the advisory resolution to approve the compensation of our named executive officers, as disclosed in the accompanying proxy statement; and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026, as disclosed in the accompanying proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of our proxy materials and our Annual Report for the fiscal year ended December 31, 2025, or the 2025 Annual Report. We will mail the Notice of Availability on or about April 29, 2026, and it contains instructions on how to access those documents and to cast your vote over the Internet. This process allows us to provide our shareholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our proxy materials, including our proxy statement, our 2025 Annual Report and a form of proxy card, free of charge, please follow the instructions on the Notice of Availability.

In order to attend the Annual Meeting virtually, you will be required to enter the control number provided in the Notice of Availability or the proxy card at www.virtualshareholdermeeting.com/KYMR2026. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

Your vote is important. Whether or not you are able to attend the Annual Meeting and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card. Voting promptly will help avoid the additional expense of further solicitation to ensure a quorum at the meeting.

By order of the Board of Directors,

/s/ Nello Mainolfi
Nello Mainolfi
President and Chief Executive Officer

Watertown, Massachusetts

April 29, 2026

TABLE OF CONTENTS

GENERAL INFORMATION	2
PROPOSAL NO. 1 - ELECTION OF CLASS III DIRECTORS	7
PROPOSAL NO. 2 - NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	13
PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS KYMERA THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	14
CORPORATE GOVERNANCE	16
COMPENSATION DISCUSSION AND ANALYSIS	23
COMPENSATION COMMITTEE REPORT	35
DIRECTOR COMPENSATION	46
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	52
PRINCIPAL SHAREHOLDERS	55
REPORT OF THE AUDIT COMMITTEE	59
HOUSEHOLDING	60
SHAREHOLDER PROPOSALS	60
OTHER MATTERS	61

KYMERA THERAPEUTICS, INC.

500 North Beacon Street, Fourth Floor, Watertown, MA 02472

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 24, 2026

This proxy statement contains information about the 2026 Annual Meeting of Shareholders, or the Annual Meeting, of Kymera Therapeutics, Inc., which will be held on June 24, 2026, at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting online and vote electronically at www.virtualshareholdermeeting.com/KYMR2026. The board of directors of Kymera Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Kymera Therapeutics,” “we,” “us,” and “our” refer to Kymera Therapeutics, Inc. The mailing address of our principal executive office is Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472.

In order to attend the Annual Meeting virtually, you will be required to enter the control number provided in the Notice of Internet Availability of Proxy Materials, or Notice of Availability, or the proxy card at www.virtualshareholdermeeting.com/KYMR2026. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting. You will not be able to attend the 2026 Annual Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2025 available to shareholders on or about April 29, 2026.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held on June 24, 2026:

This proxy statement and our 2025 Annual Report to Shareholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any shareholder upon written request to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov.

KYMERA THERAPEUTICS, INC

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

When is this proxy statement and the accompanying materials scheduled to be sent to shareholders?

We have elected to provide access to our proxy materials to our shareholders via the Internet. Accordingly, on or about April 29, 2026, we will begin mailing the Notice of Availability. Our proxy materials, including the Notice of the 2026 Annual Meeting of Shareholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2025 Annual Report to Shareholders, or the 2025 Annual Report, will be mailed or made available to shareholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most shareholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Availability was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2026. The Notice of Availability provides instructions as to how shareholders may access and review our proxy materials, including the Notice of the 2026 Annual Meeting of Shareholders, this proxy statement, the proxy card and our 2025 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, shareholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2026 Annual Meeting of Shareholders, this proxy statement and our 2025 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

When is the record date for the Annual Meeting?

The record date for determination of shareholders entitled to vote at the Annual Meeting is the close of business on April 27, 2026.

How many votes can be cast by all shareholders?

There were 82,257,588 shares of our common stock, par value $0.0001 per share, outstanding on April 27, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Shareholders on June 24, 2026, or the Annual Meeting. Each shareholder of record is entitled to one vote for each share of our common stock held by such shareholder. None of our shares of undesignated preferred stock were outstanding as of April 27, 2026.

How do I vote?

If you are a shareholder of record, there are several ways for you to vote your shares.

•
By Internet prior to the Annual Meeting. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received no later than 11:59 p.m. Eastern Time on June 23, 2026.
•
By QR Code. You may vote using your mobile device to scan the QR code on your proxy card. Votes submitted by scanning your QR code must be received no later than 11:59 p.m. Eastern Time on June 23, 2026.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received no later than 11:59 p.m. Eastern Time on June 23, 2026.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received no later than June 23, 2026.
•
During the Annual Meeting. You may vote your shares during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/KYMR2026. You will be required to enter the control number provided in the Notice of Availability or the proxy card. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in street name by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Kymera Therapeutics common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, shareholders will need to access the live webcast of the meeting. To do so, shareholders of record will need to visit www.virtualshareholdermeeting.com/KYMR2026 and enter the control number provided in the Notice of Availability. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 8:30 a.m. Eastern Time on June 24, 2026. We encourage shareholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin at 8:15 a.m. Eastern Time, and you should allow ample time before the meeting for check-in procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/KYMR2026 and following the instructions there. Only shareholders will be able to submit a question. Shareholders will be able to submit questions upon logging into the virtual platform 15 minutes prior to the start of the Annual Meeting. The question portal will close after the preliminary results of the voting are reported. In order to provide an opportunity to as many shareholders as possible who wish to ask a question, each shareholder will be limited to one question. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.

How do I revoke my proxy?

If you are a shareholder of record, you may revoke your proxy by (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I Vote?” section above before the applicable deadline, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Second Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. There are 82,257,588 shares of our common stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if 41,128,795 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws.

Each holder of common stock is entitled to one vote for each share held by such shareholder as of the record date on each matter to come before the Annual Meeting, including the election of a director. Votes cast during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in street name by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Each of Proposal No. 1 and Proposal No. 2 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to these proposals, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 3 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the proposal, meaning that the four director nominees receiving the most votes “FOR” will be elected. If nominees are unopposed, election requires only a single “FOR” vote. Shares voting “withheld” have no effect on the election of directors.

What votes are required for each proposal?

The vote required, and the method of calculation, for each proposal at the Annual Meeting is described below.

Proposal	Vote Required	Discretionary Voting Permitted?

Election of Directors	Plurality	No

Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers	Majority of votes cast	No

Approval of the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	Majority of votes cast	Yes

Proposal One - Election of Directors

The four class III director nominees receiving the highest number of votes, in person or by proxy, will be elected. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or you may vote “FOR” all nominees except for any nominee you “WITHHOLD” by specifying the name of the nominee on your proxy card. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two - Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Three - Approval of the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on the proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.

How may shareholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a shareholder’s notice must be so received not later than the close of business on the later of (A) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (B) the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made.

In addition, any shareholder proposal intended to be included in the proxy statement for the next annual meeting of our shareholders in 2027 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 30, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2027. Shareholder proposals and the required notice should be addressed to our Secretary at our principal executive offices at the address set forth above.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of nine members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the class I directors are Pamela Esposito, Ph.D., Gorjan Hrustanovic, Ph.D. and Victor Sandor, M.D.C.M., and their terms will expire at the annual meeting of shareholders to be held in 2027;
•
the class II directors are Jeffrey Albers, J.D., MBA and Felix J. Baker, Ph.D., and their terms will expire at the annual meeting of shareholders to be held in 2028; and
•
the class III directors are Bruce Booth, D.Phil., Nello Mainolfi, Ph.D., John Maraganore, Ph.D. and Elena Ridloff, CFA, and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote at an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Bruce Booth, D.Phil., Nello Mainolfi, Ph.D., John Maraganore, Ph.D. and Elena Ridloff, CFA, for election as the class III directors at the Annual Meeting. All of the nominees are currently directors, and each has indicated a willingness to continue to serve as a director, if elected.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that factors such as a candidate’s character, judgment, diversity, independence, skills, education, expertise and absence of conflicts of interest should be considered in determining director candidates. Our priority in selection of board members is identification of members who will further the interests of our shareholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards.

Nominees for Election as Class III Directors

The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their ages as of March 31, 2026.

Name	Position and Offices Held with Kymera Therapeutics	Director Since	Age

Bruce Booth, D.Phil.	Founder, Chair	2015	51

Nello Mainolfi, Ph.D.	Founder, President, Chief Executive Officer and Director	2019	47
John Maraganore, Ph.D.	Director	2022	63
Elena Ridloff, CFA.	Director	2021	46

Bruce Booth, D.Phil. Dr. Booth has served as Chairman of our board of directors and has been a member of our board of directors since September 2015. Dr. Booth was our co-founder, President and Chief Executive Officer from September 2015 to August 2017. Dr. Booth joined Atlas Venture in 2005 and currently serves as a partner of Atlas Venture. Previously, from 2004 to 2005, Dr. Booth was a principal at Caxton Health Holdings L.L.C., a healthcare-focused investment firm, where he focused on the firm’s venture capital activities. From June 2020 until its acquisition by Sanofi in August 2025, Dr. Booth served as Chair of the board of directors of Vigil Neuroscience, Inc. He currently serves as a member of the board of Sionna Therapeutics, Inc. a publicly traded biotechnology company. He also serves as either Chair or member of the board of directors of multiple privately held companies. Dr. Booth holds a D.Phil. in molecular immunology from Oxford University’s Nuffield Department of Medicine and a B.S. in biochemistry from Pennsylvania State University. Dr. Booth’s qualifications to sit on our board of directors include his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development, and business strategy of multiple start-up companies in the life sciences sector.

Nello Mainolfi, Ph.D. Dr. Mainolfi has served as our co-founder, President, Chief Executive Officer and a member of our board of directors since November 2019. Previously, Dr. Mainolfi served as President and Chief Scientific Officer from June 2019 to November 2019, Chief Scientific Officer from January 2019 to June 2019, Chief Technology Officer from October 2017 to January 2019, and Vice President of Drug Discovery from May 2016 to September 2017. Prior to founding Kymera, Dr. Mainolfi was an entrepreneur in residence at Atlas Venture from January 2016 to June 2018 and has since transitioned to a role as an advisor. From January 2015 to April 2016, Dr. Mainolfi also held various roles at Raze Therapeutics, Inc., including as the Senior Director, Head of Drug Discovery from January 2016 to April 2016 and as Director, Head of Chemistry from January 2015 to January 2016. Prior to that, Dr. Mainolfi worked at the Novartis Institutes for Biomedical Research from October 2007 to January 2015, leading teams to identify multiple novel potential medicines that have entered clinical development across a series of disease areas. Dr. Mainolfi holds a Ph.D. from King’s College, University of London and a BSc from Queen Mary, University of London. We believe Dr. Mainolfi is qualified to serve as a member of our board of directors due to his significant history with the company, as well as his extensive experience in drug development and the life sciences industry.

John Maraganore, Ph.D. Dr. Maraganore has served as a member of our board of directors since January 2022. Dr. Maraganore is the principal of JMM Innovations, LLC, and currently serves as co-CEO of privately held Corsera Health, Inc. He also currently serves as a Venture Partner at ARCH Venture Partners, a Venture Advisor at Atlas Venture, a Senior Advisor at Blackstone Life Sciences, a Senior Advisor at Jefferies Financial Services, and an Executive Partner at RTW Investments. Previously, Dr. Maraganore served as the Chief Executive Officer and a member of the board of directors of Alnylam Pharmaceuticals, Inc. from December 2002 to December 2021, and as President of Alnylam from December 2002 to December 2007. Dr. Maraganore is a member of the board of directors of Beam Therapeutics Inc., Rapport Therapeutics, Inc., and Takeda Pharmaceuticals, all publicly traded biopharmaceutical companies; and he is also a member of the board of directors of the Biotechnology Industry Organization, of which he was previously Chair, and is a member of the BIO Executive Committee. He also previously served on the board of directors of Agios Pharmaceuticals, Inc. from June 2010 to May 2023 and on the board of directors of ProKidney Corp from August 2022 to May 2024. Dr. Maraganore holds a B.A. in biological sciences from the University of Chicago and an M.S. and a Ph.D. in biochemistry and molecular biology from the University of Chicago. We believe that Dr. Maraganore’s experience as Chief Executive Officer of a public biotechnology company and as a board member of other public biotechnology companies qualify him to serve as a member of our board of directors.

Elena Ridloff, CFA Ms. Ridloff has served as a member of our board of directors since March 2021. Ms. Ridloff has served as the Chief Financial Officer & Head of Corporate Development of Sionna Therapeutics, Inc., a publicly traded life sciences company, since September 2021. Ms. Ridloff previously served as the Executive Vice President and Chief Financial Officer of ACADIA Pharmaceuticals Inc., or ACADIA, a publicly traded pharmaceutical company. Ms. Ridloff joined ACADIA in April 2018 as Senior Vice President, Investor Relations, where she led investor and financial communications activities, and served as ACADIA’s Chief Financial Officer from October 2018 to September 2021. Before ACADIA, Ms. Ridloff held various roles at Alexion Pharmaceuticals, Inc., or Alexion, including Executive Director, Investor Relations from April 2014 to January 2016, and Vice President, Investor Relations from January 2016 to March 2018. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also spent over a decade as an institutional investor and from July 2005 to January 2012 served as Managing Director at Maverick Capital, a hedge fund, where she was responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors. From September 2020 until its acquisition by Concentra Biosciences, LLC in June 2025, Ms. Ridloff served on the board of directors of Kronos Bio, Inc. Ms. Ridloff earned her B.A. in history and sociology of science from the University of Pennsylvania and is a Chartered Financial Analyst. We believe Ms. Ridloff is qualified to serve on our board of directors due to her financial and accounting expertise and her experience in the finance and life sciences industries.

Vote Required and Board of Directors’ Recommendation

The four nominees for class III director who receive the most “FOR” votes (also known as a plurality) will be elected. Shares that are voted “withheld” and broker non-votes will have no effect on the election of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as directors, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of class III directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Bruce Booth, D.Phil., Nello Mainolfi, Ph.D., John Maraganore, Ph.D. and Elena Ridloff, CFA as the class III directors, to serve for a three-year term ending at the annual meeting of shareholders to be held in 2029.

Directors Continuing in Office

The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of March 31, 2026.

Name	Position and Offices Held with Kymera Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age

Pamela Esposito, Ph.D.	Director	2020	Class I – 2027	52

Gorjan Hrustanovic, Ph.D.	Director	2020	Class I – 2027	37

Victor Sandor, M.D.C.M.	Director	2022	Class I – 2027	59

Jeffrey Albers, J.D., MBA	Director	2020	Class II – 2028	54

Felix J. Baker, Ph.D.	Lead Independent Director	2024	Class II – 2028	57

Class I Directors (Term Expires at the 2027 Annual Meeting of Shareholders)

Pamela Esposito, Ph.D. Dr. Esposito has served as a member of our board of directors since September 2020. She served as Chief Business Officer of Replimune Group, Inc. from November 2015 to March 2024, where she was a founding executive team member and the first U.S. employee of the company. During her tenure at Replimune, Dr. Esposito led strategy, business development, capital raising, investor relations and external communications. Previous to her position at Replimune, she was Chief Business Officer at Ra Pharmaceuticals, Inc. from 2013 to 2015. As a member of Ra Pharmaceuticals, Inc.’s senior management team, Dr. Esposito played a leadership role in strategy, helping Ra Pharmaceuticals, Inc. transform from a discovery platform to a clinical-stage company. Prior to her time at Ra Pharmaceuticals, Inc., Dr. Esposito served in strategy and business development positions at Angiochem Inc, BioVex Group, Inc. and Bioduro. Dr. Esposito currently serves as a member of the board of directors of Sapience Therapeutics, Inc. and Accent Therapeutics, Inc. Dr. Esposito earned a Ph.D. in Pharmacology from Tufts University School of Medicine in 2002 and a B.A. in Biochemistry/Molecular Biology from Dartmouth College. We believe Dr. Esposito is qualified to serve on our board of directors because of her extensive experience in the life sciences industry in operational roles for high-growth life science companies.

Gorjan Hrustanovic, Ph.D. Dr. Hrustanovic has served as a member of our board of directors since March 2020. Dr. Hrustanovic is a Managing Director at BVF Partners L.P. where he focuses on biotechnology and therapeutic investments. Dr. Hrustanovic is a member of the board of directors of Olema Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, and serves as a member of the board of directors of several privately held companies. Dr. Hrustanovic received his B.S. in molecular biology and economics/management science from the University of California, San Diego and a Ph.D. in Biomedical Sciences, Cancer Biology and Cell Signaling from the University of California, San Francisco. We believe Dr. Hrustanovic is qualified to serve as a member of our board of directors due to his experience in the life sciences industry as a venture capitalist and a director.

Victor Sandor, M.D.C.M. Dr. Sandor has served as a member of our board of directors since November 2022. He was most recently Chief Medical Officer at Array Biopharma, Inc., or Array, from September 2014 until its acquisition in July 2019 by Pfizer Inc. Dr. Sandor is also a member of the board of directors of Prelude Therapeutics Incorporated, a publicly traded precision oncology company, and ADCT Therapeutics SA, a publicly traded antibody drug conjugate company. From June 2019 until its acquisition by Genmab A/S in December 2025, Dr. Sandor served on the board of directors of Merus N.V. He also serves as a member on the board of directors of a privately held company. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation. Dr. Sandor was also Vice President and Chief Medical Officer for Oncology at Biogen Idec and held positions of increasing responsibility in oncology product development at AstraZeneca. Dr. Sandor received his M.D.C.M. from McGill University and completed his fellowship in Medical Oncology at the National Institutes of Health. We believe Dr. Sandor is qualified to serve as a member of our board of directors due to his medical expertise and extensive industry experience.

Class II Directors (Term Expires at the 2028 Annual Meeting of Shareholders)

Jeffrey Albers, J.D., MBA. Mr. Albers has served as a member of our board of directors since July 2020. Mr. Albers has more than 25 years of experience bringing important new medicines to patients with cancer and rare diseases in leadership roles in the biopharmaceutical industry. He served as Chief Executive Officer of Blueprint Medicines Corp., or Blueprint, from July 2014 to August 2022. He also served on Blueprint’s board of directors from 2014 to July 2025, and was Executive Chair from April to December 2022 and Chair from December 2022 through July 2025 when Blueprint was acquired by Sanofi. During his time at Blueprint, he led the research-stage company through its initial public offering to a fully integrated, global biotechnology company. Mr. Albers previously served as President of Algeta ASA from January 2012 to April 2014, where he oversaw the successful commercial launch of a targeted cancer therapy prior to its acquisition by Bayer in April 2014. Prior to Algeta ASA, he held senior commercial and corporate development positions at Genzyme Corporation (now a division of Sanofi) from July 2005 to November 2011, most recently as vice president of the U.S. hematology and oncology business unit. Earlier in his career from 2000 to 2005, Mr. Albers was a life sciences corporate attorney at Mintz Levin Cohn Ferris Glovsky & Popeo. He currently serves as Chair of the board at Spyre Therapeutics, a publicly traded biotechnology company and serves as a member of the board of directors of several privately held companies. He currently serves as a Venture Partner at Atlas Venture and is on the Board of Advisors for Life Sciences Cares. He holds a B.S. from Indiana University and an MBA and J.D. from Georgetown University. We believe that Mr. Albers is qualified to serve on our board of directors due to his broad leadership experience in the life sciences industry.

Felix J. Baker, Ph.D. has served as our Lead Independent Director and on our board of directors since March 2024. Dr. Baker is a Managing Member of Baker Brothers Investments which Dr. Baker founded, together with his brother Julian Baker, in 2000. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. He serves on the boards of Bicycle Therapeutics PLC, Kodiak Sciences, Inc., and Kiniksa Pharmaceuticals International, plc. From January 2021 until its acquisition by Concentra Biosciences, LLC in August 2025, Dr. Baker served on the board of directors of IGM Biosciences, Inc. We believe Dr. Baker is qualified to serve on our board of directors due to his extensive experience in the biotechnology industry and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors and sets forth their current positions at Kymera Therapeutics and their ages as of March 31, 2026.

Name	Position Held with Kymera Therapeutics	Officer Since	Age

Jared Gollob, M.D.	Chief Medical Officer	2018	62

Bruce Jacobs, CFA, MBA	Chief Financial Officer	2019	56

Jeremy Chadwick, Ph.D.	Chief Operating Officer	2023	63

Noah Goodman, MBA	Chief Business Officer	2025	39

Brian Adams, J.D.	Chief Legal Officer and Corporate Secretary	2025	52

Jared Gollob, M.D. Dr. Gollob has served as our Chief Medical Officer since September 2018. Prior to joining us, Dr. Gollob was Vice President of Clinical Development and Global Vice President of Medical Affairs for Amyloidosis from June 2012 to August 2018 and Senior Director, Clinical Research from October 2007 to May 2012 at Alnylam Pharmaceuticals, Inc., where he led early and late-stage clinical programs in infectious disease, oncology, and amyloidosis that provided that first proof of concept in humans for RNA interference therapeutics. Dr. Gollob has previously held academic positions at Harvard Medical School and Duke University School of Medicine, and was on staff at Dana-Farber Cancer Institute, Beth Israel Deaconess Medical Center and Duke University Medical Center, where he was engaged in both clinical and laboratory research in oncology and immunology. Dr. Gollob received his B.A. and M.D. from Columbia University and completed clinical training in internal medicine and medical oncology at Massachusetts General Hospital and the Dana-Farber Cancer Institute, respectively.

Bruce Jacobs, CFA, MBA. Mr. Jacobs has served as our Chief Financial Officer since July 2019. Prior to joining Kymera, Mr. Jacobs had more than twenty-five years of experience in health care financial services, investment banking and equity research. He was previously managing partner for Westfield Capital Management, or Westfield, a Boston-based equity investment firm from April 2004 to June 2019, also serving on Westfield’s management committee and as health care team lead. Mr. Jacobs graduated magna cum laude from the Wharton School of the University of Pennsylvania, earned an MBA from the Harvard Business School and is a Chartered Financial Analyst. Mr. Jacobs currently serves on the board of directors of the Boys & Girls Clubs of Boston and on the Board of Advisors for Life Sciences Cares.

Jeremy Chadwick, Ph.D. Dr. Chadwick has served as our Chief Operating Officer since May 2023. Dr. Chadwick has more than thirty years of experience in the life sciences and pharmaceutical industries. Prior to joining us, Dr. Chadwick served as Senior Vice President, Head of Global Development Office R&D at Takeda from January 2019 to May 2023. During his time at Takeda, Dr. Chadwick’s responsibilities included Head of Global Regulatory Affairs from January 2019 to January 2022, as well as managing Global Drug Safety, Global Clinical Supply Chain and several groups supporting Global Development Operations. Prior to its acquisition by Takeda, Dr. Chadwick served as Group Vice President and Head of Clinical Development Operations at Shire Pharmaceuticals from December 2012 to January 2019. Earlier in his career, Dr. Chadwick held a number of senior development roles with broad responsibilities including program management, development operations, regulatory affairs, biostatistics and data management at The Medicines Company, Synta Pharmaceuticals Corp., Vertex Pharmaceuticals Inc. and Glaxo Group Research. He earned his M.S. and Ph.D. in Statistics from the University of London and a B.S. in Mathematics from De Montfort University in the United Kingdom.

Noah Goodman, MBA. Mr. Goodman has served as our Chief Business Officer since April 2025. Mr. Goodman has more than fifteen years of experience in the life sciences and pharmaceutical industries. Prior to joining us, Mr. Goodman held roles of increasing responsibility at nChroma Bio (formerly known as Chroma Medicine) from May 2021 to April 2025, including as President and Chief Business Officer. Prior to Mr. Goodman’s employment at nChroma Bio, he worked at Cadent Therapeutics (acquired by Novartis) as Executive Director and Head of Business Development from August 2019 to March 2021. Earlier in his career, Mr. Goodman worked at Seres Therapeutics and Spark Therapeutics in various business development roles. He also worked as a Senior Consultant at Easton Associates. He earned his B.S. in Neuroscience from the University of Michigan and MBA in Health Care Management from The Wharton School of the University of Pennsylvania.

Brian R. Adams, J.D. Mr. Adams has served as our Chief Legal Officer since September 2025. Mr. Adams has more than twenty years of legal experience in the life sciences and pharmaceutical industries. He was previously Chief Legal Officer and Secretary of Relay Therapeutics from January 2022 to August 2025, responsible for leading all aspects of Relay’s legal and compliance operations. Prior to Relay, he served as Senior Vice President, General Counsel and Secretary at Keryx Biopharmaceuticals from March 2014 to March 2018. Earlier in his career, he held senior roles at Algeta ASA, AVEO Oncology, and Genzyme Corporation. Additionally, he practiced at Bingham McCutchen LLP, where he advised private equity sponsors, biotechs, and other emerging technology companies on a broad range of corporate matters and financing transactions. Mr. Adams holds a B.A. from Harvard University and a J.D. from the Catholic University of America’s Columbus School of Law.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 - NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This is commonly known as a “Say-on-Pay” proposal. At our 2022 Annual Meeting of Shareholders, our shareholders approved one year as the preferred frequency for holding non-binding advisory votes to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our shareholders’ interests and are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. Accordingly, we are asking our shareholders to vote for the following resolution:

RESOLVED, that the company’s shareholders approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement for the 2026 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory, and therefore not binding on us, the board of directors, or our Compensation and Talent Committee, or “Compensation Committee.” However, our board of directors and Compensation Committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 2 to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS KYMERA THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Kymera Therapeutics’ shareholders are being asked to ratify the appointment by the Audit Committee of the board of directors of Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2026. Ernst & Young LLP has served as Kymera Therapeutics’ independent registered public accounting firm since 2018.

The Audit Committee is solely responsible for selecting Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2026. Shareholder approval is not required to appoint Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is good corporate governance. If the shareholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Kymera Therapeutics and its shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our shareholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2025 and 2024.

Fee Category	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)
Audit fees (1)	$1,377,253	$1,280,000
Audit -related fees (2)	-	-
Tax fees (3)	40,000	-
All other fees (4)	-	-
Total Fees	$1,417,253	$1,280,000

(1) Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and fees related to our January 2024, August 2024, June 2025 and December 2025 follow-on offerings and our at-the-market offering facilities, including in connection with the preparation of comfort letters and consents.

(2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees.” There were no audit-related fees in fiscal years 2025 and 2024.

(3) Tax fees consist of fees for tax compliance, tax advice and tax planning. Tax fees in fiscal year 2025 include a Section 382 analysis that was performed. There were no tax fees in fiscal year 2024.

(4) There were no other fees for fiscal years 2025 and 2024.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal years 2025 and 2024, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required to ratify the appointment of our independent public accountant. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2026.

CORPORATE GOVERNANCE

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee recommended nominee for a position on our board of directors are as follows:

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Nominees should demonstrate high standards of personal and professional ethics and integrity.
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Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
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Nominees should have skills that are complementary to those of the existing board.
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Nominees should have the ability to assist and support management and make significant contributions to the company’s success.
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Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the shareholder proposing the candidate. Shareholder proposals should be addressed to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material have been provided on a timely basis in accordance with our bylaws, any recommendations received from shareholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our board of directors determines to nominate a shareholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of shareholders. See “Shareholder Proposals” for a discussion of submitting shareholder proposals.

Director Independence

Applicable Nasdaq Global Market, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that Compensation Committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s Compensation Committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Nello Mainolfi, Ph.D., are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major shareholders. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Mainolfi is not an independent director under these rules because he is currently employed as the Chief Executive Officer of the company.

Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee is posted on the corporate governance section of our website, https://investors.kymeratx.com/corporate-governance/documents-charters.

The table below shows current membership for each of the standing committees of our board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Elena Ridloff, CFA* Jeffrey Albers, J.D., MBA Pamela Esposito, Ph.D.	Jeffrey Albers, J.D., MBA * Felix J. Baker, Ph.D. John Maraganore, Ph.D.	Pamela Esposito, Ph.D.* Gorjan Hrustanovic, Ph.D

* Denotes committee chair.

Audit Committee

Elena Ridloff, CFA, Jeffrey Albers, J.D., MBA, and Pamela Esposito, Ph.D. serve on the Audit Committee, which is chaired by Elena Ridloff, CFA. Our board of directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee.

Our board of directors has designated Elena Ridloff, CFA as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2025, the Audit Committee met four times and acted via written consent three times. The Audit Committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
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periodically review our enterprise risk management framework and major risk exposures, including our enterprise risk processes;
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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
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recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
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monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;
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preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
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reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•
reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation Committee

Jeffrey Albers, J.D., MBA, Felix J. Baker, Ph.D., and John Maraganore, Ph.D. serve on the Compensation Committee, which is chaired by Jeffrey Albers, J.D., MBA. Our board of directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the Compensation Committee met five times and acted via written consent twice. The Compensation Committee’s responsibilities include:

•
annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, (i) recommending to the board of directors the cash compensation of our Chief Executive Officer and (ii) reviewing and recommending to the board of directors any grants and awards to our Chief Executive Officer under equity-based plans;
•
determining and approving the equity and non-equity compensation of our executive officers other than our Chief Executive Officer;
•
overseeing and administering our compensation and similar plans;
•
reviewing and approving our policies and procedures for the grant of equity-based awards;
•
reviewing and recommending to the board of directors the compensation of our directors;
•
preparing our Compensation Committee report if and when required by SEC rules;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” to be included in our annual proxy statement;

•
adopting and administering our compensation recovery policy;
•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and
•
reviewing our human capital management practices, including matters related to talent management and development, organizational engagement and company culture and inclusion.

Nominating and Corporate Governance Committee

Pamela Esposito, Ph.D. and Gorjan Hrustanovic, Ph.D. serve on the Nominating and Corporate Governance Committee, which is chaired by Pamela Esposito. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met two times and acted via written consent once. The Nominating and Corporate Governance Committee’s responsibilities include:

•
developing and recommending to the board of directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;
•
reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•
identifying individuals qualified to become members of the board of directors;
•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•
developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•
overseeing the evaluation of our board of directors.

In 2023, the Nominating and Corporate Governance Committee led a self-assessment of our board of directors and board committees with interviews conducted by the Corporate Secretary. The feedback was discussed by the Nominating and Corporate Governance Committee and the entire board of directors. Such assessments are done periodically and help to inform our practices and to identify potential improvements to our practices and policies.

The Nominating and Corporate Governance Committee considers candidates for board of director membership suggested by its members and our Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by shareholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any shareholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Shareholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a shareholder in accordance with the provisions of our bylaws relating to shareholder nominations as described later in this proxy statement under the heading “Shareholder Proposals.”

Identifying and Evaluating Director Nominees

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our shareholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate

Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our shareholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met five times and acted via written consent four times during 2025. During 2025, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Shareholders

Directors are responsible for attending the annual meeting of shareholders to the extent practicable. Present at our annual meeting of shareholders in 2025 were seven out of our nine directors.

Policy on Trading, Pledging and Hedging of Company Stock

It is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in company securities. Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and shareholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in Kymera Therapeutics securities.

Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Compensation Recovery Policy

Our board of directors adopted a compensation recovery policy effective as of November 1, 2023, in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the compensation recovery policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The compensation recovery policy has been filed as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2025. At no time during or after the year ended December 31, 2025, were we required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the compensation recovery policy, nor was there, on December 31, 2025, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.kymeratx.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board is separated from the role of Chief Executive Officer, and we plan to keep these roles separate. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairperson and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. In March 2024, our board of directors appointed Felix J. Baker as the Lead Independent Director of the board of directors. The Lead Independent Director’s responsibilities may include, but are not limited to, calling and presiding over meetings of the independent directors, working with the chairperson of the board to establish the board of directors’ meeting schedules and agendas, periodically meeting with independent directors, and meeting with the Chief Executive Officer regarding science and technology, development and strategy.

In March 2026, our Nominating and Corporate Governance Committee recommended that Dr. Baker be appointed as Chairman of our board of directors in place of Bruce Booth. The Board intends to appoint Dr. Baker as Chairman of our board of directors following the annual meeting on June 24, 2026. Dr. Baker is an independent director and therefore our board of directors has decided that, if Dr. Baker is appointed as Chairman, there will no longer be a separate Lead Independent Director. Dr. Booth plans to remain on the board of directors.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Kymera Therapeutics

Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors, by submitting a written communication to the attention of such director at the following address:

c/o Kymera Therapeutics, Inc.

500 North Beacon Street, Fourth Floor

Watertown, Massachusetts 02472

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a shareholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Kymera Therapeutics’ Chief Legal Officer and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Kymera Therapeutics’ legal counsel, with independent advisors, with non-management directors, or with Kymera Therapeutics’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Kymera Therapeutics regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Kymera Therapeutics has also established a third-party website, https://www.whistleblowerservices.com/kymeratx, and toll-free telephone number, (877) 306-2141, for the reporting of such activity.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our named executive officers, including base salary, cash and equity incentive compensation levels, severance arrangements, change-in-control benefits and other forms of executive compensation. This committee is also responsible for evaluating our company’s performance against its goals and making related recommendations to our board of directors, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent. Additionally, the Compensation Committee will engage on strategic, holistic talent topics beyond compensation including equity strategy and management, leadership development, succession planning and organizational engagement. This section discusses the principles underlying our Compensation Committee’s policies and decisions with respect to the compensation of our named executive officers.

For 2025, our named executive officers were as follows:

•
Nello Mainolfi, Ph.D., our Founder, President and Chief Executive Officer;
•
Bruce Jacobs, CFA, MBA, our Chief Financial Officer;
•
Jared Gollob, M.D., our Chief Medical Officer;
•
Noah Goodman, MBA, our Chief Business Officer; and
•
Brian Adams, J.D., our Chief Legal Officer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Fiscal Year 2025 Performance Highlights and Achievement of 2025 Corporate Goals

Business Overview

We are a clinical-stage biopharmaceutical company dedicated to reinventing the treatment of human disease through the development of innovative, highly differentiated oral medicines that address significant health problems and meaningfully improve patients’ lives. We are committed to advancing novel technologies to address targets that have known disease-causing biology, but which have not been drugged, or have been inadequately drugged, often based on limitations of existing technologies. Our approach is intended to discover and develop a new generation of medicines in a disease-agnostic manner.

We are a leader in targeted protein degradation, or TPD, a next-generation small molecule therapeutic modality that engages the body’s natural cellular recycling system to selectively eliminate disease-causing proteins.

Our current discovery and development efforts are primarily directed at high-value targets in immunology. We believe there are more than 160 million patients in the United States, Europe and Japan that are diagnosed with some of the most prevalent immune-inflammatory diseases that our programs have the potential to address, nearly half of whom remain untreated. We believe we have the potential to deliver a compelling value proposition to a significant underserved patient population: small molecule medicines with biologics-like activity through the convenience of a daily, oral pill.

Our publicly disclosed, wholly-owned immunology programs target STAT6 and IRF5, both of which are targets within validated pathways, providing the opportunity to treat a broad range of diseases. We have partnerships around two other disclosed targets, IRAK4 with Sanofi and CDK2 with Gilead. Our additional early undisclosed pipeline programs focus on addressing high impact targets that have been elusive to conventional modalities and that drive the pathogenesis of multiple serious diseases with significant unmet medical needs.

In addition to our immunology focus, we also have research initiatives in other therapeutic areas. Additionally, we believe many of our key discovery and development capabilities have broad applicability, creating an opportunity for us to develop impactful therapies leveraging small-molecule modalities in addition to TPD.

2025 Performance Highlights

▪
Completed and reported results of two key trials for KT-621, the lead molecule in our STAT6 program:
o
In June, we shared the results of our KT-621 Phase 1 Healthy Volunteer study. The results achieved all objectives, including strong STAT6 degradation in blood and skin, impact on clinical biomarkers and acceptable safety/tolerability profile; and
o
In December, we shared results of our KT-621 Phase 1b Atopic Dermatitis patient study. The results achieved all objectives, including strong STAT6 degradation in blood and skin, a biologics-like impact on biomarkers and clinical measures as well as an acceptable safety/tolerability profile.
▪
Initiated the first Phase 2b study for KT-621 in Atopic Dermatitis patients, and enabled the start of the second Phase 2b study for KT-621 in Asthma patients in early 2026.
▪
Announced KT-579 as our development candidate and lead molecule in our IRF5 program, and completed all IND-enabling work to support a Phase 1 trial in early 2026.
▪
Announced a strategic collaboration with Gilead to develop novel oral molecular glue degraders for CDK2.
▪
Continued to support our partner, Sanofi, and in June announced their decision to advance KT-485, an oral IRAK4 degrader development candidate, into clinical testing in 2026.
▪
Progressed several discovery stage programs toward clinical evaluation.
▪
Built key capabilities in critical functions, including clinical development.

Financial Results

▪
Raised aggregate gross proceeds of approximately $980.7 million from two follow-on equity offerings.
▪
Announced the achievement of a $20 million milestone payment from Sanofi related to preclinical activities associated with KT-485 in June 2025.
▪
Realized a $40 million upfront payment in June 2025 from Gilead in connection with an option and license agreement to develop novel oral molecular glue CDK2 degraders.
▪
We ended 2025 with cash, cash equivalents and marketable securities of approximately $1.6 billion.

Corporate Goals and Achievements

Annually, we establish corporate goals, a subset of which are publicly announced, that are intended for the upcoming calendar year. Collectively, the publicly disclosed goals, and those maintained internally, form the company’s overall corporate goals. The company often realizes achievements that were not specifically stated in the corporate goals, but which are nonetheless important accomplishments, and those are also considered in evaluating management’s performance. Our 2025 corporate goals were considered by our management and our Compensation Committee in their respective assessment of the company’s performance for 2025. As described in more detail below in “Primary Elements of Executive Compensation” and “Annual Cash Incentive Compensation,” based on an evaluation of our performance in 2025 and input from our Compensation Committee, our board of directors established a bonus payout ratio of 125% of target due to achievement of our corporate goals for 2025 and in recognition of our additional successes beyond our stated corporate goals.

Our goals were centered around those that supported the development and advancement of our pipeline (65% weighting) and those that supported our company growth (35% weighting). A summary of some of our key goals in each category is shown below:

Development and Advancement of Pipeline (65% weighting)

▪
Completed our Phase 1 and Phase 1b trials for our lead STAT6 degrader, KT-621. Data from both studies achieved the endpoints and supported the continued advancement of the program.
▪
Initiated the first Phase 2b study for KT-621 in Atopic Dermatitis patients and enabled the start of the second Phase 2b study for KT-621 in Asthma patients in early 2026.
▪
Nominated KT-579 as our development candidate for our IRF5 program, completed IND enabling activities and advanced the program toward a planned clinical entry in early 2026.
▪
Worked closely with our two pharmaceutical partners, Sanofi (existing) and Gilead (newly-established), to advance our IRAK4 degrader and CDK2 molecular glue programs, respectively.

Support Company Growth (35% weighting)

•
Raised approximately $980.7 million in gross proceeds, extending our cash runway into 2029 and attracting new investors to the company.
•
Partnered our CDK2 molecular glue program with Gilead as part of a strategic collaboration where we are eligible to receive up to $750 million in total payments and additional royalties on net product sales.
•
Continued investments in our existing, publicly-disclosed programs and expanded our preclinical pipeline, positioning us to advance at least one new development candidate towards IND in 2026
•
Drove operational excellence to accelerate the development of key programs.
•
Achieved our hiring objectives, centered around our Phase 2b readiness plans and expanded our broader organizational capabilities.
•
Maintained industry leading employee engagement and retention and was recognized as one of the “best places to work” for the fourth consecutive year.

Consideration of Say-On-Pay Advisory Vote

Based on shareholder and board approvals, we have adopted an annual “Say-on-Pay” vote. During the 2024 and 2025 annual meetings, 94% and 88% of our shareholders’ votes expressed support for our named executive officer compensation, respectively. Although this is a non-binding advisory vote, because we value the opinion of our shareholders, our board of directors and our Compensation Committee will consider the outcome of the “Say-on-Pay” vote as well as feedback received throughout the year, when making compensation determinations for our executive officers in the future.

Total Rewards and Talent Philosophy

Our shared values and deep commitment to improving patients’ lives are the guiding principles that drive our work and connect our diverse and experienced teams to the company’s mission. We strive to create an environment that empowers and inspires our employees and believe that our total rewards strategy should align strongly with our organizational strategy, vision, and values. We aim to recognize results and capabilities, designing compensation programs that reflect market-based, performance driven pay and appropriately reward our people for their contributions. Our broader talent strategy and approach strives to fully engage our people by creating experiences and incentives that demonstrate how much we value our employees on an individual level. All our investments reflect a holistic view of rewards, inspiring people to do more for patients and creating commitment to achieving our goals, thereby helping our company succeed in its objective to become a fully integrated biopharmaceutical company. Beyond total rewards we prioritize values-based talent initiatives that reinforce our culture, maximize employee engagement and create opportunities for people to learn and grow in a fast-paced, results-oriented environment. These efforts include leadership development, manager training, succession planning and cultural programs.

To achieve these objectives, our Compensation Committee evaluates our strategic total rewards programs and engages in talent discussions annually. They provide input and make changes periodically as business and market circumstances are warranted, with the goal of aligning our total rewards and strategic talent initiatives with our philosophy outlined above. Our Compensation Committee also engaged Alpine Rewards, or Alpine, an independent compensation advisor, to evaluate size, development stage, and compensation practices of peer biopharmaceutical companies and the talent market, including the availability of, and demand for, particular skills and expertise when making recommendations.

Executive Compensation Program Overview

Our Compensation Committee believes that the most effective compensation program is one that promotes company performance, rewards value creation for shareholders and progress towards achieving our mission. Our committee targets key elements of our executive compensation program as follows, which are described in more detail below in “Primary Elements of Executive Compensation:”

Compensation Element	At Risk	Description	Objective

Base salary
▪
Fixed component of pay to provide financial stability
▪
Based on responsibilities, level of experience, individual contributions and peer company data
▪
Generally targeted around the 50th percentile of our peer group
▪ Attract and retain highly skilled executive talent with market competitive pay while recognizing experience and unique skills being brought to us

Annual cash incentive compensation	X
▪
Variable component of pay based on achievement of annual corporate and individual goals
▪
Generally targeted around the 50th percentile of our peer group
▪
Awards capped at no more than annual corporate achievement target
▪ Provides incentives to motivate and reward achievement of annual performance goals that directly correlate to the enhancement of shareholder value ▪ Provides rewards for short-term goal execution.

Long-term equity incentive compensation	X
▪
Mix of stock options and restricted stock units, subject to multi-year vesting
▪
Performance stock units that vest only upon successful achievement of pre-established goals and/or metrics.
▪
Significant portion of executive compensation that seeks to align long-term executive and shareholder interests.
▪
To further align with shareholder interest, the CEO’s long-term incentive awards consist of time-based options, performance-based options and performance stock units.
▪
Provides incentives for employee retention. Generally, time-based equity awards are targeted up to approximately the 55th percentile of market, with performance-based equity awards enabling higher market positioning based on goal achievement.
▪
Starting in 2026, performance-based grants incorporate a relative total shareholder return, or rTSR, metric to balance operational execution with market performance and alignment with shareholders.

▪
Provides a mix of performance-based and service-based long-term incentives to promote employee retention and alignment with our shareholder interests.
▪
Provides performance-based equity awards to inspire focus and execution on key multi-year strategic objectives.

As seen above, our Compensation Committee includes “at-risk” incentives as the majority of executive compensation. By doing this, our named executive officers, or NEOs, have a significant stake in Kymera’s success which creates direct alignment with shareholder interest. The below chart outlines at a high level such alignment in action as 92% of CEO pay and, on average, 86% of NEOs pay in 2025 was “at-risk.”

In addition to our direct compensation elements, the following features of our executive compensation program are designed to align with shareholder interests and market best practices:

What We Do	What We Don’t Do

✓  Maintain an industry-specific and size-appropriate peer group for benchmarking compensation

✓  Annually assess competitiveness of compensation opportunities and design against the market

✓  Deliver executive compensation primarily through variable, performance-based, and at-risk pay

✓  Set challenging corporate goals and revisit those goals periodically based on year-to-date progress, to ensure they remain challenging

✓  Offer market-competitive benefits to executives that are consistent with the rest of our employees

✓  Consult with an independent compensation consultant on compensation levels and practices

✓  Maintain annual say-on-pay vote for shareholders to comment on executive compensation

✓  Use double trigger change-in-control protection for our executive officers with limited exceptions

✓  Maintain thorough governance features including anti-pledging and anti-hedging policies

✓  Maintain an independent Compensation Committee

✓  Adopted a compensation recovery (or “clawback”) policy, which requires recovery from current and former executive officers of certain incentive-based compensation in the event of a required restatement of previously issued financial restatements

✗  No automatic or guaranteed annual salary increases, annual cash incentive payments or long-term equity incentive awards

✗  No hedging, pledging, short selling or margin calls of equity

✗  No backdating of equity incentive awards

✗  No excessive perquisites to our executive officers

✗  No supplemental executive retirement plans or special health and welfare benefits are provided to our executive officers

✗  No tax gross-ups in executive agreements

✗  No stock option repricing absent shareholder approval

We believe that targeting overall compensation in this manner is necessary and appropriate in order to align our executive pay practices to individual and corporate performance, attract and retain the quality of talent we need to successfully grow our business, achieve our challenging goals, and ensure that compensation levels are competitive with those of other companies against which we compete for talent. In addition, we believe this approach to overall compensation creates a strong alignment with shareholder value and encourages long-term value creation.

While we stay committed to these guidelines, any given individual employee’s compensation may vary from the targeted pay framework, based on the unique responsibilities and requirements of his or her position, his or her experience and other qualifications, internal parity relative to similar positions within our company, and individual or company performance relative to performance goals and the peer group to ensure appropriate pay-for-performance alignment.

Primary Elements of Executive Compensation

Base Salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our Compensation Committee or board of directors, as applicable, and reviewed annually typically in connection with our annual performance review process and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our Compensation Committee reviews and evaluates, taking into account recommendations from our Chief Executive Officer (with respect to executive officers other than himself), the need for adjustment of the base salaries of our executive officers. Our Compensation Committee also reviews and evaluates, without input from our Chief Executive Officer, the need for adjustment of the base salary of our Chief Executive Officer. In each case, changes and expected changes in the scope of an executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the executive officer during the prior year, our overall growth and development as a company and general salary or other market trends in our industry are taken into account.

In January 2025, our Compensation Committee approved the following 2025 salary increases for each of our named executive officers based on a review of our 2025 peer group market data provided by Alpine, macroeconomic factors such as inflation, the current compensation levels of our named executive officers, and an assessment of 2024 performance.

Name	2024 Base Salary ($)	2025 Base Salary ($)(1)	Increase (%)
Nello Mainolfi, Ph.D.	670,000	693,000	3.4%
Bruce Jacobs, CFA, MBA	481,000	500,000	4.0%
Jared Gollob, M.D.	490,000	507,100	3.5%
Noah Goodman, MBA (2)	N/A	440,000	N/A
Brian Adams, J.D. (3)	N/A	490,000	N/A

(1)
All fiscal year 2025 base salaries first became effective on January 1, 2025.
(2)
Mr. Goodman joined the company as our Chief Business Officer on April 8, 2025.
(3)
Mr. Adams joined the company as our Chief Legal Officer on September 3, 2025.

Annual Cash Incentive Compensation

Our board of directors has adopted a senior executive cash incentive bonus plan, or the executive bonus plan, which is an annual bonus program intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. The executive bonus plan provides for cash payments based upon the attainment of performance targets established by the Compensation Committee, which may relate to financial and operational measures or objectives, as well as individual performance objectives. Each executive officer who is selected to participate in the executive bonus plan will have a target bonus opportunity set for each performance period. We believe this executive bonus plan provides incentive that motivates and rewards achievement of performance goals that directly correlates to enhancement of shareholder value, consistent with our total rewards philosophy. Subject to the rights contained in any agreement between the executive officer and the company, an executive officer must be employed by the company on the bonus payment date to be eligible to receive a bonus payment. Each of our named executive officers is eligible to participate in the executive bonus plan.

In December 2025, the Compensation Committee reviewed the performance of the annual goals set at the beginning of 2025. In light of the company’s significant achievements in 2025, the Compensation Committee recommended a bonus payout of 125% of target. Our Compensation Committee also evaluates the individual performance of our named executive officers, with the input of our Chief Executive Officer in the case of the evaluation of our other named executive officers and makes recommendations to our board of directors with regard to the evaluation of our Chief Executive Officer’s individual performance. Individual performance is considered for purposes of determining any positive or negative adjustments to an officer’s bonus for the applicable year. Consistent with this process, our Compensation Committee assessed the performance of Dr. Mainolfi in 2025 based on our relative achievement of our corporate goals as well as his leadership in driving the execution of our strategic plans. The Compensation Committee determined each of the other named executive officer’s performance in 2025 by considering each officer’s individual contributions to the completion of our corporate goals and the officer’s individual achievements in executing our strategy and respective functional objectives.

Based on its assessment of corporate and individual performance, our board of directors approved, upon the recommendation of the Compensation Committee, a bonus multiplier of 125% of target award opportunity for the 2025 cash incentive payment for our Chief Executive Officer and each of our other named executive officers.

Name	Target Award (% of 2025 Base Salary)	2025 Target Award Opportunity ($)	2025 Actual Cash Incentive Payment ($)
Nello Mainolfi, Ph.D.	60%	415,800	519,750
Bruce Jacobs, CFA, MBA	45%	225,000	281,250
Jared Gollob, M.D.	45%	228,195	285,244
Noah Goodman, MBA (1)	45%	145,381	181,726
Brian Adams, J.D. (1)	45%	72,493	90,616

(1) Target bonus opportunities and actual annual incentive payments for Messrs. Goodman and Adams were prorated to reflect their respective start dates in 2025.

Long-Term Equity Incentive Awards

Equity compensation represents the largest at-risk component of our named executive officers’ compensation arrangements. We believe that it is appropriate to align the interests of our named executive officers with those of our shareholders to achieve and sustain long-term value creation and stock price appreciation. We use stock options, or an equity mix of stock options and restricted stock units to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In addition to initial grants, named executive officers are also eligible for annual grants in the form of stock options, restricted stock units, and performance stock units . Initial equity awards are typically granted to our executive officers upon the commencement of their employment, and any annual equity awards granted to executive officers are typically granted effective in the first quarter of the year following the applicable performance period. Any stock options granted to our executive officers will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq Global Market on the date of grant, and have time-based vesting over multiple years and will expire ten years after the date of grant. Restricted stock units will have time-based vesting over multiple years starting from the date of grant.

For annual grants, our Chief Executive Officer receives a combination of time-based and performance-based stock options, and performance stock units, and the remainder of our named executive officers receive a blend of stock options, restricted stock units, and performance stock units, to better align with shareholder interests. When determining equity incentive compensation for our named executive officers for 2025, our Compensation Committee, with assistance from Alpine, considers a variety of factors in comparison to our named peers, including the following: annual long-term incentive target values, annual equity awards expressed as a percentage of total shares outstanding, total annual and cumulative dilution, the retentive value of outstanding awards and total equity ownership and the equity compensation practices of other companies in our industry that compete with us for talent. Given the dynamic biopharmaceutical market, the Compensation Committee does not overemphasize any one perspective. Rather, the committee takes a holistic perspective, further considering the factors enumerated above, the achievement of our company goals and how that impacts total shareholder return, as well as executive performance, when determining actual award levels for the named executive officers, which the committee generally targets up to the 55th percentile of our peer group for time-based equity with performance-based equity enabling higher market positioning based on future long-term goal achievement. Accordingly, our Compensation Committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and restricted stock units.

The initial stock option awards granted to executive officers upon commencement of their employment vest as to 25% of the shares underlying the award on the first anniversary of the grant date and as to an additional 1/48th of the shares underlying the award monthly thereafter, subject to the executive officer’s continued employment. Restricted stock units granted upon commencement of employment vest at a rate of 25% on the first anniversary of the grant date and an additional 25% annually thereafter. The annual stock option awards granted to executive officers vest in equal monthly installments over a three-year vesting period, subject to the executive officer’s continued employment. Annual restricted stock unit awards granted vest in equal annual installments over a three-year vesting period, starting on the first anniversary of the date of grant, subject to the executive officer’s continued employment.

Upon termination of employment, vesting for any equity awards granted to executive officers will cease and option exercise rights will generally cease three months thereafter. In specified termination and change-in-control circumstances, equity awards held by our named executive officers are subject to accelerated vesting. See “Employment, Severance and Change-in-Control Arrangements” below for further information.

In March 2025, our Compensation Committee granted time-based and performance-based stock options, and performance stock units to our Chief Executive Officer and a mix of stock options, restricted stock units, and performance stock units to our other named executive officers in the amounts set forth in the table below, generally aligning competitive equity award time-based grants up to the 55th percentile of our peer group, with additional opportunity to achieve higher market positioning provided in the form of performance options or performance stock units. With all grants, variation is applied based on individual and company performance, in recognition of achievements and performance during 2024 and for expected continued contributions over the equity vesting period.

Name	Time-based Option Award (# Shares)	Restricted Stock Unit Award (# Shares)	Performance-based Option Award (# Shares)	Performance Stock Unit Award (# Shares)
Nello Mainolfi, Ph.D.	365,000	-	88,000	44,000
Bruce Jacobs, CFA, MBA	60,000	30,000	-	32,500
Jared Gollob, M.D.	60,000	30,000	-	32,500

Each of Mr. Goodman and Mr. Adams were first hired in 2025 and thus received the initial equity grants described below in connection with their commencement of employment, rather than annual grants.

Name	Time-based Option Award (# Shares)	Restricted Stock Unit Award (# Shares)
Noah Goodman, MBA	100,000	50,000
Brian Adams, J.D.	105,000	52,500

Go-Forward Changes to 2026 Compensation Programs

Starting in 2026, all named executive officers, including our Chief Executive Officer, will have their time-based stock option and restricted stock units vest over a four-year period, an increase from the prior three-year vesting schedule. This change is intended to support long-term retention and further align executive interest with those of our shareholders. In addition, in 2025, our Chief Executive Officer received the performance-based portion of his equity grants in the form of both performance-based stock options and performance stock units. Finally, in 2026, all of our performance-based equity awards will include a component of rTSR to further strengthen alignment with shareholder interests.

Other Benefits

Other compensation to our executives consists primarily of competitive and broad-based benefits we offer to all regular full-time employees. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees, including our named executive officers. We may offer cash retention awards to our employees, including our named executive officers, for long-term retention, and consider various factors, including the availability of, and demand for, particular knowledge, skills and expertise.

401(k) Plan. We participate in a retirement savings plan, or 401(k) plan, that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code, or Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended, or the Code. U.S. employees who are at least 21 years of age are generally eligible to participate in the 401(k) plan, subject to certain criteria. We have implemented a safe harbor match under our 401(k) plan of 100% of the first 3% and 50% of the next 2%, for a total match of 4% of the first 5%. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We have the ability to make discretionary contributions under the plan but did not make any contributions in 2025.

Health and Welfare Benefits. All of our named executive officers, are eligible to participate in all of our employee benefit plans, including our medical, dental and vision insurance, health savings and dependent care flexible spending accounts, group life, voluntary life and disability insurance, on the same basis as other employees. We also offer wellness incentives, commuting benefits, paid time-off benefits and holidays.

Employee Stock Purchase Plan. Pursuant to our employee stock purchase plan, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders.

Perquisites. We do not provide perquisites or personal benefits to our named executive officers.

Severance Benefits. We offer our executives severance benefits upon an involuntary or constructive termination based in part on market practice for similarly situated companies, as we believe such post-employment compensation protections are appropriate in light of similar benefits available to executive officers at companies in our peer group. We also offer our executives additional severance benefits in connection with change-in-control situations. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our shareholders because they incentivize senior executives to continue to strive to achieve shareholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our shareholders. A description of these arrangements is set forth under the subsection titled “Employment, Severance and Change-in-Control Arrangements” below, and information on the estimated payments and benefits that our named executive officers would have been eligible to receive as of December 31, 2025, is set forth in the subsection titled “Potential Payments Upon Termination or Change in Control” below.

Governance of Executive Compensation Program

Role of Our Compensation Committee and Board of Directors

Our board of directors and Compensation Committee annually review compensation for our executive officers. In determining executive base salaries, annual cash incentive compensation and long-term equity incentive compensation, the Compensation Committee and our board of directors consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our company. We target a general competitive position, considering market data as well as internal factors and market conditions to inform the magnitude and mix of compensation of base salary, annual cash incentive compensation and/or equity incentive grants.

Our Compensation Committee is responsible for determining the compensation for all executive officers other than our Chief Executive Officer. Our board of directors, with the recommendation of the Compensation Committee, is responsible for determining the compensation of our Chief Executive Officer. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executive officers other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the Compensation Committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer.

Role of the Compensation Consultant

In fiscal year 2025, our Compensation Committee continued to retain the services of Alpine Rewards as its external compensation consultant and considered Alpine’s input on certain compensation matters as they deemed appropriate. Our Compensation Committee requires that its compensation consultants be independent of management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee performed this assessment in 2025 and determined that Alpine is independent pursuant to the listing standards of the relevant Nasdaq and SEC rules and has concluded that the engagement of Alpine did not raise any conflict of interest.

Role of Management

Our Compensation Committee works with our management, including our Chief Executive Officer, in making compensation determinations. Our management assists our Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.

In addition, our Chief Executive Officer reviews the performance of our other named executive officers multiple times throughout the year, including at the end of each year, based on our achievement of our corporate goals and each executive officer’s achievement of his or her functional and individual goals established for the year and his or her overall performance during that year. Our Compensation Committee reviews our Chief Executive Officer’s recommendations for base salary increases, annual cash incentive compensation, long-term equity incentive grants and any other compensation opportunities for our other named executive officers and considers our Chief Executive Officer’s recommendations in determining such compensation.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our named executive officers, our Compensation Committee, using information provided by Alpine in 2024 for fiscal year 2025, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•
companies whose number of employees, development stage, therapeutic focus, market capitalization, and tenure as a public company are similar, though not necessarily identical to ours;
•
companies with similar executive positions to ours;

•
companies against which we believe we compete for executive and employee talent; and
•
public companies generally based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our 2025 peer group, as approved by our Compensation Committee was comprised of the following 18 companies:

ApogeeTherapeutics	Denali Therapeutics	Protagonist Therapeutics
Arcellx	Dyne Therapeutics	Revolution Medicines
Arvinas	IDEAYA Biosciences	Scholar Rock
Avidity Biosciences	ImmunityBio	Vaxcyte
Beam Therapeutics	Immunovant	Vera Therapeutics
Biohaven	Nuvalent	Viking Therapeutics

The Compensation Committee believes the compensation practices of our 2025 peer group provided us with appropriate compensation data for evaluating the compensation of our named executive officers. Any changes or removals for the 2025 peer group were driven by peer companies falling outside the desired criteria for market cap, headcount and/or stage of development. Notwithstanding any potential similarities we may have with our 2025 peer group, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions.

For purposes of compensation for fiscal year 2026, our Compensation Committee, with the advice of Alpine, examined our 2025 peer group. In addition, with reference to number of employees, development stage, therapeutic area, market capitalization and other key business metrics, as well as whether the companies in our 2025 peer group experienced reduced growth or change in market capitalization, our Compensation Committee approved the following 18 companies as our 2026 peer group:

ApogeeTherapeutics	Denali Therapeutics	Protagonist Therapeutics
Arcellx	Dyne Therapeutics	Revolution Medicines
Avidity Biosciences	IDEAYA Biosciences	Scholar Rock
Beam Therapeutics	ImmunityBio	Vaxcyte
Biohaven	Immunovant	Vera Therapeutics
CRISPR Therapeutics*	Nuvalent	Viking Therapeutics

*	New addition to our 2026 peer group

Compensation Policies and Practices

Anti-Hedging and Pledging Policy. Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, from engaging in speculative transactions in our stock, including buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, and buying or selling derivatives on our securities. Our insider trading policy generally prohibits all of our employees, including our named executive officers, as well as our directors, from pledging our securities as collateral for a loan. To date, no requests for any waivers of these policies have been made or approved.

Compensation Recovery Policy. Our board of directors adopted a compensation recovery policy. The compensation recovery policy generally provides, subject to certain exceptions, that if the company is required to prepare a restatement of its financial statements, the company will recover from its executive officers any incentive-based compensation that was erroneously awarded in excess of the amount that otherwise would have been awarded based on restated amounts in the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that our board of directors concludes that the company is required to restate its financial statements. Incentive-based compensation includes any compensation that is granted, earned, or vested based on the attainment of a financial reporting measure of the company.

The preceding description of our compensation recovery policy is qualified by the policy itself, which was filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

No Tax Gross-ups. We do not provide for any tax gross-up payments in the employment agreements of our named executive officers.

Accounting Considerations. We account for equity compensation paid to our employees under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

Tax Considerations for Deductibility of Executive Compensation. Section 162(m) of the Code, or Section 162(m), generally limits to $1 million the deduction that a public company could claim in any tax year with respect to compensation paid to anyone serving as the Chief Executive Officer, the Chief Financial Officer, and the top three other most highly compensated officers, and once an executive becomes a “covered employee” under Section 162(m), the individual will continue to be a “covered employee” as long as he or she remains employed by the company. In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, our Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, to maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, our Compensation Committee has not adopted a policy that all compensation must be deductible. Our Compensation Committee believes that our shareholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments and Deferred Compensation. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G, 4999 or 409A of the Code.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our named executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our named executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF KYMERA THERAPEUTICS, INC.

Jeffrey Albers, J.D., MBA, Chairperson
Felix J. Baker John Maraganore, Ph.D.

April 29, 2026

2025 Summary Compensation Table

The following table sets forth information regarding total compensation awarded to, earned by and paid to each of our NEOs for the years set forth below. Please note that in certain years these individuals were not NEOs and as such we are not including their compensation for those years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Nello Mainolfi, Ph.D.	2025	693,000	-	7,318,859	519,750	14,000	8,545,609
Founder, President and	2024	670,000	-	14,206,647	542,700	13,800	15,433,147
Chief Executive Officer	2023	640,000	-	8,594,942	422,400	13,200	9,670,542
Bruce Jacobs, CFA, MBA	2025	500,000	905,100	1,202,886	281,250	14,000	2,903,236
Chief Financial Officer	2024	481,000	1,359,375	5,026,902	259,740	13,800	7,140,817
	2023	470,000	761,663	2,722,293	188,000	13,200	4,155,156
Jared Gollob, M.D.	2025	507,100	905,100	1,202,886	285,244	14,000	2,914,330
Chief Medical Officer	2024	490,000	1,060,313	3,920,980	264,600	13,800	5,749,693
	2023	480,000	601,313	2,149,241	230,400	13,200	3,474,154
Noah Goodman, MBA (4)	2025	293,992	1,052,500	1,631,056	181,726	12,794	3,172,068
Chief Business Officer
Brian Adams, J.D. (5)	2025	145,176	2,273,250	3,555,742	90,616	6,257	6,071,041
Chief Legal Officer

(1) The amounts reported in the Stock Awards column represent the aggregate grant date fair value for the fiscal years ended December 31, 2025, 2024, and 2023 of grants of time based and performance based restricted stock units awards to each of the NEOs, calculated in accordance with FASB ASC Topic 718. For each performance based restricted stock units awards, the grant date fair value, based on probable achievement of the applicable performance metrics, was $0. Assuming maximum achievement of the applicable performance conditions, the grant date fair value of such awards would have been $1,327,480 for Dr. Mainolfi, $980,525 for Mr. Jacobs and $980,525 for Dr. Gollob. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 regarding assumptions we made in determining the fair value of restricted stock units awards.

(2) The amounts reported in the Option Awards column represent the aggregate grant date fair value for grants of time based and performance based stock options awards, calculated in accordance with FASB ASC Topic 718. For performance based stock options, the grant date fair value, based on probable achievement of the applicable performance metrics, was $0. Assuming maximum achievement of the applicable performance conditions, the grant date fair value of such awards would have been $1,791,747 for Dr. Mainolfi. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 regarding assumptions we made in determining the fair value of option awards.

(3) The amounts reflect the 401(k) employer matching contribution made on account of the respective years.

(4) Mr. Goodman was hired as our Chief Business Officer on April 8, 2025. His annualized base salary for 2025 was $440,000 and the amount reported represents the compensation he received during his partial year of service for fiscal year ended December 31, 2025.

(5) Mr. Adams was hired as our Chief Legal Officer on September 3, 2025. His annualized base salary for 2025 was $490,000 and the amount reported represents the compensation he received during his partial year of service for fiscal year ended December 31, 2025.

Narrative to Summary Compensation Table

Salary

Amounts represent the actual amount of base salary paid for each NEO during each applicable year. NEOs and other employees are generally assessed for potential salary increases to be made effective at the beginning of each year. Percentage salary increases for each of our NEOs were approved in January 2025 as follows: Dr. Mainolfi (3.4% to $693,000), Mr. Jacobs (4% to $500,000), and Dr. Gollob (3.5% to $507,100). For more information, see the discussion for each NEO under “Primary Elements of Executive Compensation” above.

Option Awards

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the NEOs during each applicable year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options or any sale of the underlying shares of common stock. The amounts shown reflect annual equity awards to the NEOs and, in the case of Mr. Adams and Mr. Goodman, the 2025 amounts reflect initial equity (or new hire) grants.

Stock Awards

The amount reported represents the aggregate grant date fair value of restricted stock units awarded to the NEOs, calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The amount reported in this column reflects the accounting cost for these equity awards and does not correspond to the actual economic value that may be received by the applicable NEO upon the vesting/settlement of the restricted stock units or any sale of the underlying shares of common stock. The award amounts reflect annual equity awards for all NEOs and, in the case of Mr. Adams and Mr. Goodman, the 2025 amounts reflect initial equity (or new hire) grants.

Non-Equity Incentive Plan Compensation

The amounts reported represent annual bonuses earned by our NEOs for services performed during the fiscal years indicated, as applicable, based on the achievement of company and individual performance objectives. Target bonuses for our NEOs are set as a percentage of annual salary, and for 2025 were 60% of salary for Dr. Mainolfi (CEO), and 45% of salary for our other NEOs. Mr. Adams and Mr. Goodman were both hired in 2025 and, as a result, their respective annual bonuses for 2025 were prorated. For more information, see “Primary Elements of Executive Compensation” above.

Grants of Plan-Based Awards for Fiscal Year 2025

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2025, under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Estimated All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Number of Securities Underlying Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Underlying Options (#)(3)	Awards ($/share)(4)	Awards (#)(5)	Awards ($)(6)(7)
Nello Mainolfi,		-	415,800	-	-	-	-	-	-	-	-
Ph.D.	3/3/2025	-	-	-	-	-	-	365,000	30.17	-	7,318,859
	3/3/2025	-	-	-	-	88,000(6)	-	-	30.17	-	-
	3/3/2025	-	-	-	-	44,000(7)	-	-	-	-	-
Bruce Jacobs,		-	225,000	-	-	-	-	-	-	-	-
CFA, MBA	3/3/2025	-	-	-	-	-	-	60,000	30.17	-	1,202,886
	3/3/2025	-	-	-	-	-	-	-	-	30,000	905,100
	3/3/2025	-	-	-	-	32,500(7)	-	-	-	-
Jared Gollob,		-	228,195	-	-	-	-	-	-	-	-
M.D.	3/3/2025	-	-	-	-	-	-	60,000	30.17	-	1,202,886
	3/3/2025	-	-	-	-	-	-	-	-	30,000	905,100
	3/3/2025	-	-	-	-	32,500(7)	-	-	-	-	-
Noah Goodman,		-	145,381	-	-	-	-	-	-	-	-
MBA	4/8/2025	-	-	-	-	-	-	100,000	21.05	-	1,631,056
	4/8/2025	-	-	-	-	-	-	-	-	50,000	1,052,500
Brian Adams,		-	72,493	-	-	-	-	-	-	-	-
J.D.	9/3/2025	-	-	-	-	-	-	105,000	43.30	-	3,555,742
	9/3/2025	-	-	-	-	-	-	-	-	52,500	2,273,250

(1) The amounts represent 100% of prorated (as applicable) 2025 target award under our executive bonus plan. We do not establish thresholds or maximum bonus amounts under our executive bonus plan.

(2) The amounts shown in the “Target (#)” and “Maximum (#)” columns reflect the target and maximum payout levels associated with the performance based stock options and restricted stock unit awards granted pursuant to our 2020 Stock Option and Incentive Plan, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2025” table below. We do not establish thresholds amounts under our executive bonus plan.

(3) Consists of stock options granted under our 2020 Stock Option and Incentive Plan. The stock options are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2025” table below.

(4) The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Market on the grant date.

(5) Consists of restricted stock units granted under our 2020 Stock Option and Incentive Plan. The restricted stock units are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2025” table below.

(6) The amounts reflect the aggregate grant date fair value of the time based and performance based stock options and restricted stock units awarded in 2025, computed in accordance with the provisions of FASB ASC Topic 718 disregarding the effect of estimated forfeitures related to service-based vesting. For performance based stock options, the grant date fair value, based on probable achievement of the applicable performance metrics, was $0. Assuming maximum achievement of the applicable performance conditions, the grant date fair value of such awards would have been $1,791,747 for Dr. Mainolfi. See Note 2 to our consolidated financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2025, regarding certain assumptions we made in determining the fair value of equity awards.

(7)The amounts reflect the aggregate grant date fair value of the time based and performance based restricted stock units awarded in 2025, computed in accordance with the provisions of FASB ASC Topic 718 disregarding the effect of estimated forfeitures related to service-based vesting. For each performance based restricted stock units awards, the grant date fair value, based on probable achievement of the applicable performance metrics, was $0. Assuming maximum achievement of the applicable performance conditions, the grant date fair value of such awards would have been $1,327,480 for Dr. Mainolfi, $980,525 for Mr. Jacobs and $980,525 for Dr. Gollob.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers at December 31, 2025. All equity awards granted prior to 2021 set forth in the table below were granted under our 2018 Stock Option and Grant Plan and all equity awards granted in 2025 set forth in the table below were granted under our 2020 Stock Option and Incentive Plan.

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Nello Mainolfi,	11/14/2019	11/14/2019	275,559	-		2.08	11/13/2029	-	-
Ph.D.	11/14/2019	11/14/2019	18,725	-		2.08	11/13/2029	-	-
	5/14/2020	5/14/2020	288,456	-		5.33	5/13/2030	-	-
	5/14/2020	5/14/2020	76,493	-		5.33	5/13/2030	-	-
	8/20/2020	8/20/2020	125,399	-		20.00	8/19/2030	-	-
	3/1/2021	3/1/2021	375,000	-		48.46	2/28/2031	-	-
	3/1/2022	3/1/2022	272,505	-		38.53	2/28/2032	-	-
	3/1/2023	3/1/2023	412,500	37,500	(2)	32.07	2/28/2033	-	-
	3/1/2024	3/1/2024	309,166	220,834	(3)	43.50	2/28/2034	-	-
	3/3/2025	3/3/2025	91,250	273,750	(4)	30.17	3/2/2035	-	-
	3/3/2025	3/3/2025	-	88,000	(5)	30.17	3/2/2035	-	-
	3/3/2025	3/3/2025	-	-		-	3/2/2035	44,000	3,423,640	(6)
Bruce Jacobs	8/29/2019	7/1/2019	27,653	-		2.08	8/28/2029	-	-
CFA, MBA	5/14/2020	5/14/2020	72,104	-		5.33	5/13/2030	-	-
	5/14/2020	5/14/2020	14,420	-		5.33	5/13/2030	-	-
	8/20/2020	8/20/2020	32,904	-		20.00	8/19/2030	-	-
	3/1/2021	3/1/2021	140,000	-		48.46	2/28/2031	-	-
	3/1/2022	3/1/2022	80,000	-		38.53	2/28/2032	-	-
	3/1/2023	3/1/2023	130,625	11,875	(2)	32.07	2/28/2033	-	-
	3/1/2023	3/1/2023	-	-		-	2/28/2033	7,917	616,022	(7)
	3/1/2024	3/1/2024	109,375	78,125	(3)	43.50	2/28/2034	-	-
	3/1/2024	3/1/2024	-	-		-	2/28/2034	20,833	1,621,016	(8)
	3/3/2025	3/3/2025	15,000	45,000	(4)	30.17	3/2/2035	-	-
	3/3/2025	3/3/2025	-	-		-	3/2/2035	30,000	2,334,300	(9)
	3/3/2025	3/3/2025	-	-		-	3/2/2035	32,500	2,528,825	(6)
Jared Gollob	5/14/2020	5/14/2020	34,083	-		5.33	5/13/2030	-	-
MD	8/20/2020	8/20/2020	48,942	-		20.00	8/19/2030	-	-
	3/1/2021	3/1/2021	100,000	-		48.46	2/28/2031	-	-
	3/1/2022	3/1/2022	75,800	-		38.53	2/28/2032	-	-
	3/1/2023	3/1/2023	103,125	9,375	(2)	32.07	2/28/2033	-	-
	3/1/2023	3/1/2023	-	-		-	2/28/2033	6,250	486,313	(7)
	3/1/2024	3/1/2024	85,312	60,938	(3)	43.50	2/28/2034	-	-
	3/1/2024	3/1/2024	-	-		-	2/28/2034	16,250	1,264,413	(8)
	3/3/2025	3/3/2025	15,000	45,000	(4)	30.17	3/2/2035	-	-
	3/3/2025	3/3/2025	-	-		-	3/2/2035	30,000	2,334,300	(9)
	3/3/2025	3/3/2025	-	-		-	3/2/2035	32,500	2,528,825	(6)
Noah Goodman	4/8/2025	4/8/2025	-	100,000	(10)	21.05	4/7/2035	-	-
MBA	4/8/2025	4/8/2025	-	-		-	4/7/2035	50,000	3,890,500	(11)
Brian Adams	9/3/2025	9/3/2025	-	105,000	(12)	43.30	9/2/2035	-	-
J.D.	9/3/2025	9/3/2025	-	-		-	9/2/2035	52,500	4,085,025	(13)

(1) The fair market of the restricted stock units is computed using $77.81 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2025, the last trading day of the year 2025.

(2) The shares underlying these options vest in 36 equal monthly installments through March 1, 2026.

(3) The shares underlying these options vest in 36 equal monthly installments through March 1, 2027.

(4) The shares underlying these options vest in 36 equal monthly installments through March 3, 2028.

(5) The shares underlying these options vest upon achievement of certain milestones related to KT-621 clinical development and clinical development of our other programs.

(6) The shares vest upon achievement of certain milestones related to KT-621 clinical development and clinical development of our other programs.

(7) The shares vest in three annual installments beginning on March 1, 2024 through March 1, 2026.

(8) The shares vest in three annual installments beginning on March 1, 2025 through March 1, 2027.

(9) The shares vest in three annual installments beginning on March 1, 2026 through March 1, 2028.

(10) The shares underlying these options vest as follows: 25% vest on April 8, 2026 with the remainder of the shares vesting in 36 equal monthly installments through April 8, 2029.

(11) The shares vest in four annual installments beginning on April 8, 2026 through April 8, 2029.

(12) The shares underlying these options vest as follows: 25% vest on September 3, 2026 with the remainder of the shares vesting in 36 equal monthly installments through September 3, 2029.

(13) The shares vest in four annual installments beginning on September 3, 2026 through September 3, 2029.

Option Exercises and Stock Vested in Fiscal Year 2025

The following table sets forth information concerning option exercises and restricted stock units that vested for each of our named executive officers during the fiscal year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Nello Mainolfi, Ph.D.	232,595	16,046,478	-	-
Bruce Jacobs, CFA, MBA	114,220	4,790,505	22,766	713,714
Jared Gollob, M.D.	101,989	7,265,401	18,575	582,326
Noah Goodman, MBA	-	-	-	-
Brian Adams, J.D.	-	-	-	-

(1) The value realized when the stock options were exercised represents (i) the excess of the closing price of a share of our common stock as reported on the Nasdaq Global Market on the date of exercise over the per share exercise price of the stock option, multiplied by (ii) the number of option shares exercised.

(2) The value realized upon vesting of restricted stock awards or restricted stock units is calculated by multiplying the number of restricted stock units vested by the closing price market price of a share of our common stock as reported on the Nasdaq Global Market on the vest date.

Employment, Severance and Change-in-Control Arrangements

We entered into employment agreements with each of Dr. Mainolfi, Mr. Jacobs, Dr. Gollob, Mr. Goodman and Mr. Adams that provide for specified payments and benefits in connection with a termination of employment in certain circumstances. Our goal in providing this severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. The employment agreements with our named executive officers will require the named executive officers to execute a separation agreement containing a general release of claims in favor of us to receive any severance payments and benefits. The material terms of our employment agreements with our named executive officers are summarized below.

Nello Mainolfi, Ph.D.

Under the employment agreement we entered into with Dr. Mainolfi in August 2020, or the Mainolfi Employment Agreement, Dr. Mainolfi serves as our Founder, President and Chief Executive Officer on an at-will basis. Dr. Mainolfi’s 2025 annual base salary was $693,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 60% of his base salary. Dr. Mainolfi was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Mainolfi Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Mainolfi resigns for “good reason” (as each term is defined in the Mainolfi Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor,

(i) he will be entitled to receive base salary continuation for twelve (12) months following termination, (ii) subject to Dr. Mainolfi’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Mainolfi had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Mainolfi’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Mainolfi’s COBRA health continuation period, and (iii) acceleration of 25% of the unvested portion of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Mainolfi as of immediately prior to our initial public offering in August 2020.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Mainolfi’s employment is terminated by us without cause or Dr. Mainolfi resigns for good reason, in either case within three (3) months prior to, on or within twelve (12) months following a “change in control” (as defined in the Mainolfi Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to 1.5 times the sum of (A) Dr. Mainolfi’s then-current annual base salary (or Dr. Mainolfi’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Mainolfi’s target annual cash incentive compensation for the year of termination (or Dr. Mainolfi’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Dr. Mainolfi’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Mainolfi had he remained employed with us until the earliest of (A) eighteen (18) months following termination, (B) Dr. Mainolfi’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Mainolfi’s COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Mainolfi shall be accelerated.

The payments and benefits provided to Dr. Mainolfi in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code, and may subject Dr. Mainolfi to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Mainolfi in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Mainolfi.

Other Named Executive Officers’ Compensation

Bruce Jacobs, CFA, MBA

Under the employment agreement we entered into with Mr. Jacobs in August 2020, Mr. Jacobs serves as our Chief Financial Officer on an at-will basis. Mr. Jacobs’ 2025 annual base salary was $500,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 45% of his base salary. Mr. Jacobs was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Jared Gollob, M.D.

Under the employment agreement we entered into with Dr. Gollob in August 2020, Dr. Gollob serves as our Chief Medical Officer on an at-will basis. Dr. Gollob’s 2025 annual base salary was $507,100 which was subject to periodic review and adjustment and was eligible to earn an annual bonus with a target amount equal to 45% of his base salary. Dr. Gollob was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Noah Goodman, MBA

Under the employment agreement we entered into with Mr. Goodman in April 2025, Mr. Goodman serves as our Chief Business Officer on an at-will basis. Mr. Goodman’s 2025 annual base salary was $440,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 45% of his base salary. Mr. Goodman was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Brian Adams, J.D.

Under the employment agreement we entered into with Mr. Adams in September 2025, Mr. Adams serves as our Chief Legal Officer on an at-will basis. Mr. Adams’s 2025 annual base salary was $490,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 45% of his base salary. Mr. Adams was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Other Named Executive Officers’ Employment Agreements

Pursuant to Mr. Jacobs’, Dr. Gollob’s, Mr. Goodman’s and Mr. Adams’ employment agreements, in the event that the named executive officer’s employment is terminated by us without “cause” or the named executive officer resigns for “good reason” (as each term is defined in the named executive officer’s employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officer will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to the named executive officer’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the named executive officer had the named executive officer remained employed with us until the earliest of (A) nine (9) months following termination, (B) the named executive officer’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the named executive officer’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that the named executive officer’s employment is terminated by us without cause or the named executive officer resigns for good reason, in either case on or within twelve (12) months following a “change in control” (as defined in the named executive officer’s employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) the named executive officer will be entitled to receive a lump sum in cash equal to one (1) times the sum of (A) the named executive officer’s then-current annual base salary (or the named executive officer’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) the named executive officer’s target annual cash incentive compensation for the year of termination (or the named executive officer’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to the named executive officer’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the named executive officer had the named executive officer remained employed with us until the earliest of (A) twelve (12) months following termination, (B) the named executive officer’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the named executive officer’s COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by the named executive officer shall be accelerated.

The payments and benefits provided to the named executive officer in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject the named executive officer to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the named executive officer in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the named executive officer.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation and benefits payable to each named executive officer employed as of December 31, 2025 under our current employment agreements in various termination and/or change-in-control situations has been estimated in the table below, which assumes that such termination and/or change-in-control occurred on December 31, 2025 and that no non-competition provisions will be enforced following any such termination. The value of the equity vesting acceleration was calculated based on the assumption that the change-in-control and/or executive’s employment termination occurred on December 31, 2025. For purposes of the following table, we have used $77.81 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2025, the last trading day of the year 2025, to estimate the value of our common stock upon acceleration. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 31, 2025 by the difference between the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2025 and the exercise price for such unvested stock options.

Name	Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason in Connection with a Change in Control ($)
Nello Mainolfi, Ph.D.	Cash severance payments	693,000	(1)	1,455,300	(2)
	Healthcare continuation	23,491	(3)	35,236	(4)
	Acceleration of equity award vesting	-		29,949,475	(5)
	Total	716,491		31,440,011
Bruce Jacobs, CFA, MBA	Cash severance payments	375,000	(6)	725,000	(7)
	Healthcare continuation	17,618	(8)	23,491	(3)
	Acceleration of equity award vesting	-		12,467,594	(5)
	Total	392,618		13,216,085
Jared Gollob, M.D.	Cash severance payments	380,325	(6)	735,295	(7)
	Healthcare continuation	17,618	(8)	23,491	(3)
	Acceleration of equity award vesting	-		11,277,245	(5)
	Total	397,943		12,036,031
Noah Goodman, MBA	Cash severance payments	330,000	(6)	638,000	(7)
	Healthcare continuation	17,618	(8)	23,491	(3)
	Acceleration of equity award vesting	-		9,566,500	(5)
	Total	347,618		10,227,991
Brian Adams, J.D.	Cash severance payments	367,500	(6)	710,500	(7)
	Healthcare continuation	17,618	(8)	23,491	(3)
	Acceleration of equity award vesting	-		7,708,575	(5)
	Total	385,118		8,442,566

(1) 12 months base salary.

(2) 18 months base salary plus 2025 target annual cash incentive compensation.

(3) Payment of the COBRA health insurance premiums until the earlier of (a) 12 months following the date of termination, or (b) the end of the COBRA health continuation period.

(4) Payment of the COBRA health insurance premiums until the earlier of (a) 18 months following the date of termination, or (b) the end of the COBRA health continuation period.

(5) Value attributable to acceleration of 100% of outstanding equity awards.

(6) 9 months base salary.

(7) 12 months base salary plus 2025 target annual cash incentive compensation.

(8) Payment of the COBRA health insurance premiums until the earlier of (a) nine months following the date of termination, or (b) the end of the COBRA health continuation period.

Limitation of Liability and Indemnification Agreements

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our shareholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•
any breach of the director’s duty of loyalty to us or our shareholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the bylaws provide that:

•
we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
•
we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available; and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Compensation Committee Interlocks and Insider Participation

Jeffrey Albers, Felix J. Baker and John Maraganore served on our Compensation Committee in 2025. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our company, and none of the members of our Compensation Committee was an officer or employee of our company in the past fiscal year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights #(a)		Weighted- average exercise price of outstanding options, warrants and rights (b)(1)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	10,348,903	(3)	$33.33	(3)	6,486,066	(4)(5)
Equity compensation plans not approved by the security holders	-		-		-
Total	10,348,903		$33.33		6,486,066

(1) The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to restricted stock units.

(2) Consists of our 2018 Stock Option and Grant Plan, or 2018 Plan, our 2020 Stock Option and Incentive Plan, as amended, or 2020 Plan, and our Amended and Restated 2020 Employee Stock Purchase Plan, or 2020 ESPP. Following August 2020, we did not grant any awards under our 2018 Plan, but all outstanding awards under such plan continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2018 Plan or 2020 Plan that are forfeited, canceled, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2020 Plan.

(3) Does not include purchase rights accruing under the 2020 ESPP as of December 31, 2025, because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on May 31, 2026. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2020 ESPP plan during the purchase period beginning December 1, 2025 and ending on May 31, 2026 is 373.

(4) Consists of shares available for future issuance under the 2020 ESPP and the 2020 Plan. As of December 31, 2025, 2,303,412 shares of common stock were available for issuance under the 2020 ESPP and 4,182,654 shares of common stock were available for issuance under the 2020 Plan.

(5) The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 4% of the outstanding number of shares of common stock, inclusive of outstanding pre-funded warrants, on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. The 2020 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2021, by the least of 438,898 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our administrator of the 2020 ESPP. The number in the table does not include the increases from January 1, 2026.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2025 for their services as members of the board of directors. Amounts paid to Dr. Mainolfi, our Founder, President and Chief Executive Officer and a director are presented above in the “Summary Compensation Table.” Dr. Mainolfi did not receive any compensation for his services as a director for the fiscal year ended December 31, 2025.

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Bruce Booth, D.Phil.(2)	70,000	572,996	642,996
Felix J. Baker, Ph.D.(3)	63,875	572,996	636,871
Jeffrey Albers, J.D., MBA(4)	65,000	572,996	637,996
Pamela Esposito, Ph.D.(5)	57,583	572,996	630,579
Gorjan Hrustanovic Ph.D.(6)	45,000	572,996	617,996
John Maraganore, Ph.D.(7)	47,500	572,996	620,496
Elena Ridloff, CFA(8)	60,000	572,996	632,996
Victor Sandor, MDCM(9)	40,000	572,996	612,996
Leigh Morgan(10)	27,792	-	27,792

(1) The amounts reported represent the aggregate grant date fair value of the stock options awarded to our non-employee directors during the fiscal year ended December 31, 2025, calculated in accordance with FASB, ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2) As of December 31, 2025, Dr. Booth held stock options to purchase 116,190 shares of common stock, including options to purchase 16,000 shares of common stock granted in 2025.

(3) As of December 31, 2025, Dr. Baker held stock options to purchase 48,000 shares of common stock, including options to purchase 16,000 shares of common stock granted in 2025.

(4) As of December 31, 2025, Mr. Albers held stock options to purchase 111,190 shares of common stock, including options to purchase 16,000 shares of common stock granted in 2025.

(5) As of December 31, 2025, Dr. Esposito held stock options to purchase 67,627 shares of common stock, including options to purchase 16,000 shares of common stock granted in 2025.

(6) As of December 31, 2025, Dr. Hrustanovic held stock options to purchase 116,190 shares of common stock, including options to purchase 16,000 shares of common stock granted in 2025.

(7) As of December 31, 2025, Dr. Maraganore held stock options to purchase 68,000 shares of common stock, including options to purchase 16,000 shares of common stock granted in 2025.

(8) As of December 31, 2025, Ms. Ridloff held stock options to purchase 79,878 shares of common stock including options to purchase 16,000 shares of common stock granted in 2025.

(9) As of December 31, 2025, Dr. Sandor held stock options to purchase 68,000 shares of common stock including options to purchase 16,000 shares of common stock granted in 2025.

(10) Ms. Morgan’s term as a director ended on June 25, 2025.

Non-Employee Director Compensation Policy

Our non-employee director compensation policy is described below. On June 25, 2025, we amended and restated our non-employee director compensation policy, cash retainers and the annual option grant policy for 2025 remained unchanged from 2024. Our non-employee directors are eligible to receive the following cash retainer:

Annual Retainer
Board of Directors:
Members (other than chair and Lead Independent Director)	$40,000
Retainer for non-executive chair	$70,000
Retainer for Lead Independent Director	$60,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

Our non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase shares of our common stock, or the Initial Grant. The number of shares subject to the Initial Grant is periodically reviewed by the Compensation Committee, and on June 25, 2025, our non-employee director compensation policy was revised to decrease the Initial Grant from 32,000 shares to 28,000 shares. The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of shareholders, each non-employee director who continues as a non-employee director, other than a director who has received an Initial Grant in the same calendar year of the annual meeting of shareholders for a particular year, following such meeting will be granted an option to purchase shares of our common stock, or the Annual Grant. The number of shares subject to the Annual Grant is periodically reviewed by the Compensation Committee, and on March 27, 2024, our non-employee director compensation policy was revised to increase the Annual Grant from 12,000 shares to 16,000 shares. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.

The grant date fair value of all equity awards and all other cash compensation paid by us to any non-employee director in any calendar year for services as a non-employee director shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the board of directors.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

CEO Pay Ratio Disclosure

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer, or the CEO Pay Ratio. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on December 1, 2025 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure”, or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2025. In identifying the median employee, we annualized the compensation values of individuals that joined our company during 2025. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

In 2025, we identified the median employee by aggregating, for each employee: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2025. In identifying the median employee, we annualized the compensation values of individuals that joined our company during 2025. After applying our CACM methodology, we identified the median employee as of December 1, 2025.

Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation in 2025 as calculated using Summary Compensation Table requirements was $409,607. Our Chief Executive Officer’s compensation in 2025 as reported in the Summary Compensation Table was $8,545,609. Therefore, our CEO Pay Ratio for 2025 is approximately 21:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither our Compensation Committee nor our management used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance

The following table reports the compensation for Dr. Mainolfi (our Principal Executive Officer, or PEO) and the average compensation of the other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table in our proxy statements for the past five fiscal years, as well as their “compensation actually paid” (CAP), as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules. The grant date fair values included in the Summary Compensation Table (SCT) have been replaced with fair values reflecting the change in value of equity awards during the fiscal year. The calculations do not reflect the actual sale of stock underlying equity awards or the exercise of stock options by the executive. For the year ended December 31, 2025, we did not use any financial performance measures to link company performance to compensation actually paid and, as such, we have omitted the “Company Selected Measure” from the Pay Versus Performance Table and are also omitting the Tabular List of Financial Performance Measures from this Pay versus Performance Disclosure. Nonetheless we have presented information in the Pay Versus Performance table below regarding certain financial performance measures as required by Item 402(v) of Regulation S-K.

Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(4)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Loss ($ thousands)(6)
2025	$8,545,609	$27,845,202	$3,765,169	$10,081,004	$125.50	$124.75	$311,351
2024	$15,433,147	$19,757,227	$5,373,374	$6,491,170	$64.89	$93.49	$223,858
2023	$9,670,542	$6,407,619	$4,398,338	$3,249,348	$41.06	$94.03	$146,962
2022	$6,926,645	$(24,973,497)	$1,889,672	$(4,924,083)	$40.26	$89.90	$154,808
2021	$11,573,374	$12,612,015	$3,329,398	$153,471	$102.40	$100.02	$100,217

(1) Dr. Mainolfi served as our PEO in each year shown.

(2) The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid.

The PEO Summary Compensation Table to compensation actually paid (or CAP) reconciliation is summarized in the following table:

Year	Summary Compensation Table Total	Summary Compensation Table Equity	Change in Value of Awards Unvested at FYE	Change in Value of Prior Years’ Awards that Vested in FY	Change in Value of Awards granted in year that Vested in FY	Fair value of Awards Forfeited in FY	PEO CAP
2025	$8,545,609	$(7,318,859)	$24,067,131	$(239,362)	$2,790,683	-	$27,845,202
2024	$15,433,147	$(14,206,647)	$12,094,100	$3,581,722	$2,854,905	-	$19,757,227
2023	$9,670,542	$(8,594,942)	$4,372,962	$(40,003)	$999,060	-	$6,407,619
2022	$6,926,645	$(5,951,445)	$(13,733,529)	$(12,952,506)	$737,338	-	$(24,973,497)
2021	$11,573,374	$(10,621,667)	$10,809,481	$(1,755,523)	$2,606,351	-	$12,612,015

(3) The amounts reported represent the average of the amounts reported for the Other NEOs, in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts were (i) for 2025 Bruce Jacobs, Dr. Jared Gollob, Noah Goodman and Brian Adams, (ii) for 2024, Bruce Jacobs, Dr. Jared Gollob, Ellen Chiniara and Dr. Jeremy Chadwick, (iii) for 2023, Bruce Jacobs, Dr. Jared Gollob, Ellen Chiniara and Dr. Jeremy Chadwick, (iv) for 2022, Bruce Jacobs, Dr. Jared Gollob, and Elaine Caughey, and (v) for 2021, Bruce Jacobs, Dr. Jared Gollob, Elaine Caughey (from June 21, 2021 until December 31, 2021), and Dr. Richard Chesworth (from January 1, 2021 until October 22, 2021).

(4) The amounts reported represent the average “compensation actually paid” to the Other NEOs as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the Other NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote 2.

The average Other NEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	Summary Compensation Table Total	Summary Compensation Table Equity	Change in Value of Awards Unvested at FYE	Change in Value of Prior Years’ Awards that Vested in FY	Change in Value of Awards granted in year that Vested in FY	Fair value of Awards Forfeited in FY	Other NEO CAP
2025	$3,765,169	$(3,182,130)	$9,394,751	$(126,161)	$229,375	-	$10,081,004
2024	$5,373,374	$(4,638,769)	$4,218,162	$804,716	$733,688	-	$6,491,170
2023	$4,398,338	$(3,784,351)	$2,433,998	$59,829	$141,534	-	$3,249,348
2022	$1,889,672	$(1,420,223)	$(2,443,461)	$(3,218,544)	$268,473	-	$(4,924,083)
2021	$3,329,398	$(2,829,424)	$2,589,240	$(713,569)	$677,265	$(2,899,439)	$153,471

(5) Peer group total shareholder return, or TSR, reflects the Nasdaq Biotechnology Index for all fiscal years disclosed, which aligns with the peer group used in our Annual Report on Form 10-K for each of these years.

(6) The dollar amounts reported represent the amount of net loss reflected in the company’s audited financial statements for the applicable fiscal year.

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the company’s compensation programs are designed to enable us to attract and retain the leadership talent that is necessary to successfully manage our strong earnings growth and return on invested capital objectives, while balancing necessary investment in the businesses in order to achieve attractive, long-term shareholder returns. As required by Item 402(v) of Regulation S-K, the following is a list of performance measures, which in our assessment represents the most important performance measures used by the company to link compensation actually paid to the company’s NEOs for 2025:

Description of the Relationship Between Compensation Actually Paid and Selected Performance Metrics

As described above in the section titled “Compensation Discussion and Analysis,” our compensation program is designed to attract and retain high-performing talent in our industry, motivate our executive officers to create long-term, enhanced shareholder value, and provide a fair reward for executive effort and stimulate professional and personal growth. The company uses several performance measures to align executive compensation with company performance, not all of which are presented in the Pay versus Performance table above. Moreover, the company calculates compensation to the PEO and other NEOs on a basis different than the amount reported in the Summary Compensation Table and, compensation actually paid, as calculated in accordance with Item 402(v) of Regulation S-K, is not considered by our board of directors or the Compensation Committee in evaluating or determining executive compensation. In accordance with Item 402(v) of Regulation S-K, the company is providing the following descriptions of the relationships between compensation actually paid and the financial performance metrics presented in the Pay versus Performance table.

Compensation Actually Paid and Net Loss

Because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than the recognition of non-cash deferred revenue associated with our collaboration agreements. Consequently, our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. From 2021 through 2022, our net loss increased year over year, while our net loss slightly decreased in 2023 before increasing again in 2024 and 2025. The Compensation Actually Paid to our PEO and Other NEOs does not correlate to the net loss reported year to year.

PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

Equity awards are the largest component of our executive compensation program, representing no less than 80% of the target total compensation for each of our executives. Therefore, TSR has a significant impact on our CAP, particularly for executives who have been with us for several years and who have multiple years of outstanding equity awards. The impact is more pronounced for our CEO/PEO, given he has historically received equity in the form of stock options only whereas the Other NEOs receive a blend of stock options and restricted stock units. The CEO/PEO also receives a larger magnitude of equity relative to the other NEOs, consistent with market practice. Due to the significant weighting of equity in our total compensation, the decline in our stock price between the end of 2021 and 2022 resulted in negative CAP for our PEO and Other NEOs.

TSR for our peer group is based on the Nasdaq Biotechnology Index (XNBI), which reflects the company’s industry sector and is also the peer group used in our Annual Report on Form 10-K. We outperformed our peers during 2021, reflecting the substantial progress towards our stated goals and the achievement of significant milestones including encouraging clinical data for our lead candidate KT-474 and progression of our other clinical and preclinical stage programs. However, due to the decline in our stock price at the end of 2022 and into 2023, our TSR closed lower than our peers. In 2024 and 2025, the achievement of our corporate goals, including significant progress across our clinical and pipeline programs, led to our TSR closing higher than our peers again, and we expect the level of achievement of these goals to meaningfully impact our TSR in 2026 and beyond.

Policies and Practices Regarding Grants of Equity Awards

Our Compensation Committee and board of directors generally make equity grants on regularly scheduled dates, which includes grants in March for executive officers and other employees and following our annual meetings of shareholders in June for non-employee directors. The board of directors or Compensation Committee may change any regularly scheduled grant date if the board of directors or Compensation Committee determines that making grants on such date would not be in the company’s best interest. Equity grants may also be made on other dates in connection with new hires, promotions or similar events. During 2025, our Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2025, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our June 2025 Public Offering

On June 30, 2025, we completed an underwritten public offering of our common stock and in lieu of common stock to certain investors, pre-funded warrants to purchase shares of our common stock. We issued and sold an aggregate of 5,899,500 shares of our common stock, including the full exercise of the underwriters’ over-allotment option to purchase an additional 855,000 shares, at a price to the public of $44.00 per share. Additionally, in lieu of common stock to certain investors, we issued and sold pre-funded warrants to purchase up to 655,500 shares of our common stock, at a price to the public of $43.9999 per warrant, which represents the per share public offering price for the shares less the $0.0001 per share exercise price for each such pre-funded warrant. The gross proceeds of this public offering before deducting underwriting discounts and commissions, and other estimated offering expenses payable by us were approximately $288.42 million. The following table summarizes purchases of the shares of common stock and pre-funded warrants by our related persons in connection with such underwritten public offering:

	Shares of Common Stock	Shares Common Stock Issuable Upon The Exercise Of Pre-Funded Warrants	Total Purchase Price
Entities affiliated with BVF Partners L.P.(1)	340,909	-	$14,999,996
Entities affiliated with Baker Bros. Advisors LP(2)	655,500	655,500	$57,683,934
Avoro Life Sciences Fund LLC(3)	568,181	-	$24,999,964
Wellington Management Group LLP(4)	1,200,000	-	$52,800,000
Certain funds advised or subadvised by T. Rowe Price Associates, Inc.(5)	319,217	-	$14,045,548
Entities affiliated with the Vanguard Group(6)	300,000	-	$13,200,000
Entities affiliated with BlackRock, Inc.(7)	26,500	-	$1,166,000
Total	3,410,307	655,500	$178,895,442

(1) Funds affiliated with BVF Partners L.P. are holders of five percent or more of our capital stock. Gorjan Hrustanovic, Ph.D. is affiliated with BVF Partners L.P. and is a member of our board of directors.

(2) Funds affiliated with Baker Bros. Advisors LP are holders of five percent or more of our capital stock. Felix J. Baker, Ph.D. is a managing member of the general partner of Baker Bros. Advisors LP and is a member of our board of directors.

(3) Avoro Capital Advisors LLC, a fund affiliated with Avoro Life Sciences Fund LLC, is a holder of five percent or more of our capital stock.

(4) Wellington Management Group are holders of five percent or more of our capital stock.

(5) Funds affiliated with T. Rowe Price Associates, Inc. are holders of five percent or more of our capital stock.

(6) Entities affiliated with the Vanguard Group are holders of five percent or more of our capital stock.

(7) Entities affiliated with BlackRock, Inc. are holders of five percent or more of our capital stock.

In connection with the public offering, we agreed, among other things, to indemnify the underwriters in connection with the Securities Act of 1933. We filed a prospectus supplement with the SEC on June 27, 2025, and an accompanying base prospectus that forms a part of the registration statement on Form S-3ASR (File No. 333-282912), filed with the SEC on October 31, 2024, and that was effective upon filing with the SEC.

Participation in our December 2025 Public Offering

On December 11, 2025, we completed an underwritten public offering of our common stock. We issued and sold an aggregate of 8,050,000 shares of our common stock, including the full exercise of the underwriters’ over-allotment option to purchase an additional 1,050,000 shares, at a price to the public of $86.00 per share. The gross proceeds of this public offering before deducting underwriting discounts and commissions, and other estimated offering expenses payable by us were approximately $692.3 million. The following table summarizes purchases of the shares of common stock by our related persons in connection with such underwritten public offering:

	Shares of Common Stock	Total Purchase Price
Entities affiliated with Baker Bros. Advisors LP(1)	2,005,813	$172,499,918
Avoro Life Sciences Fund LLC(2)	697,674	$59,999,964
Entities affiliated with FMR LLC (3)	2,093,023	$179,999,978
Certain funds advised or subadvised by T. Rowe Price Associates, Inc.(4)	843,766	$72,563,876
Entities affiliated with the Vanguard Group(5)	200,000	$17,200,000
Entities affiliated with BlackRock, Inc.(6)	6,400	$550,400
Total	5,846,676	$502,814,136

(1) Funds affiliated with Baker Bros. Advisors LP are holders of five percent or more of our capital stock. Felix J. Baker, Ph.D. is a managing member of the general partner of Baker Bros. Advisors LP and is a member of our board of directors.

(2) Avoro Capital Advisors LLC, a fund affiliated with Avoro Life Sciences Fund LLC, is a holder of five percent or more of our capital stock.

(3) Funds affiliated with Fidelity Management & Research Company LLC are holders of five percent or more of our capital stock

(4) Funds affiliated with T. Rowe Price Associates, Inc. are holders of five percent or more of our capital stock.

(5) Entities affiliated with the Vanguard Group are holders of five percent or more of our capital stock.

(6) Entities affiliated with BlackRock, Inc. are holders of five percent or more of our capital stock.

In connection with the public offering, we agreed, among other things, to indemnify the underwriters in connection with the Securities Act of 1933. We filed a prospectus supplement with the SEC on December 10, 2025, and an accompanying base prospectus that forms a part of the registration statement on Form S-3ASR (File No. 333-282912), filed with the SEC on October 31, 2024, and that was effective upon filing with the SEC.

Registration Rights Agreement

Concurrently with our June 2025 public offering, the Company entered into a Registration Rights Agreement with Baker Brothers Life Sciences, L.P. and 667, L.P., or the BBA Funds, entities affiliated with Atlas Venture, or Atlas, and entities affiliated with BVF Partners L.P., or BVF, and, together with the BBA Funds and Atlas, the Affiliated Entities, all of which are considered related parties given their affiliation with certain members of our board of directors.

Among other things, the Registration Rights Agreement provides the Affiliated Entities with certain “resale” registration rights. The Registration Rights Agreement provides that, subject to certain limitations, upon written request from the Affiliated Entities, beginning on February 28, 2026 we are required to file a registration statement covering the resale of the registrable securities held by the Affiliated Entities. Furthermore, the Affiliated Entities will be entitled to include their registrable securities in a registration statement filed by us in connection with a public offering. The Registration Rights Agreement also requires us to pay certain expenses relating to such registrations and to indemnify the Affiliated Entities against certain liabilities.

Indemnification Agreements

In connection with our initial public offering in August 2020, the election of new directors, and entrance into employment agreements with certain other executive officers, we entered into new agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering in August 2020, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors prior to their consideration of such transaction, and the transaction was not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the shareholders, who must approve the transaction in good faith.

In connection with our initial public offering in August 2020, we adopted a written related party transactions policy that provides that such transactions must be approved by our Audit Committee. This policy became effective on August 20, 2020. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL SHAREHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2026 by:

•
each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our directors and executive officers as a group.

The column entitled “Shares Beneficially Owned” is based on a total of 82,182,101 shares of our common stock outstanding as of March 31, 2026. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of March 31, 2026 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders:
FMR LLC(1)	8,928,574	10.86%
Entities affiliated with Baker Bros. Advisors LP(2)	8,680,353	10.56%
Avoro Capital Advisors LLC(3)	7,750,000	9.07%
Entities affiliated with BVF Partners L.P.(4)	6,967,999	8.33%
Entities affiliated with the Vanguard Group(5)	5,231,392	6.37%
T. Rowe Price Associates, Inc.(6)	5,097,704	6.20%
Entities affiliated with Atlas Venture(7)	4,578,008	5.57%
Wellington Management Group LLP(8)	4,412,933	5.37%
Named Executive Officers, Other Executive Officers, and Directors:
Nello Mainolfi, Ph.D.(9)	3,048,893	3.61%
Jared Gollob, M.D.(10)	573,112	*
Bruce Jacobs, CFA, MBA(11)	854,321	1.03%
Noah Goodman(12)	40,351	*
Brian Adams, J.D.(13)	343	*
Jeffrey Albers, J.D., MBA(14)	95,190	*
Felix J. Baker, Ph.D.(2)	8,680,353	10.56%
Bruce Booth, D.Phil.(15)	100,190	*
Pamela Esposito, Ph.D.(16)	41,127	*
Gorjan Hrustanovic, Ph.D.(17)	100,190	*
John Maraganore, Ph.D.(18)	52,000	*
Elena Ridloff, CFA(19)	56,478	*
Victor Sandor, MDCM(20)	52,000	*
All executive officers and directors as a group (14 persons)(21)	13,805,637	15.98%

*	Represents beneficial ownership of less than one percent.

(1) Based on a Schedule 13G/A filed with the SEC on January 8, 2026, FMR LLC has sole voting power over 8,921,331 shares of our common stock and sole dispositive power over 8,928,574.12 shares of our common stock, and Abigail P. Johnson has sole dispositive power over 8,928,574.12 shares of our common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares of FMR LLC will be voted in accordance with the majority vote of Series B voting common shares of FMR LLC. Accordingly, through their ownership of voting common shares of FMR LLC and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2) Based in part on a Schedule 13D/A filed with the SEC on December 11, 2025, by Baker Bros. Advisors LP, or BBA, Baker Bros. Advisors (GP) LLC, or BBA-GP, Julian C. Baker and Felix J. Baker, consists of (i) 7,955,916 shares of our common stock held by Baker Brothers Life Sciences, L.P., or BBLS, (ii) 701,326 shares of our common stock held by 667, L.P., or 667, and (iii) 23,111 shares subject to options held by Felix J. Baker that are vested and exercisable within 60 days of March 31, 2026. These amounts exclude (i) 10,225,962 shares of common stock issuable upon exercise of pre-funded warrants held by BBLS and (ii) 974,192 shares of common stock issuable upon the exercise of pre-funded warrants held by 667, which pre-funded warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 4.99%. The holders of pre-funded warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. BBA is the management company and investment adviser to 667 and BBLS and may be deemed to beneficially own all shares held by 667 and BBLS. BBA-GP is the sole general partner of BBA. Julian C. Baker and Felix J. Baker, as managing members of BBA-GP, have voting and investment power over the shares held by each of 667 and BBLS. As of March 31, 2026, Felix J. Baker beneficially owned 23,111 shares underlying certain stock options which have vested or will vest within 60 days of March 31, 2026. Felix J. Baker is also a member of our board of directors. Julian C. Baker, Felix J. Baker, BBA and BBA-GP disclaim beneficial ownership of all shares held by 667 and BBLS, except to the extent of their indirect pecuniary interest therein. The principal business office of each such entity is 860 Washington St., 3rd Floor, New York, NY 10014.

(3) Based in part on a Schedule 13G/A filed with the SEC on November 14, 2024, Avoro Capital Advisors LLC, or Avoro, has sole voting power over 7,750,000 shares of our common stock and sole dispositive power over 7,750,000 shares of our common stock. This amount includes 3,250,000 shares of common stock issuable upon exercise of pre-funded warrants held by Avoro, which pre-funded warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 9.99%. The holders of pre-funded warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. Avoro provides investment advisory and management services and has acquired the securities solely for investment purposes on behalf of Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro. The principal business office of Avoro Capital Advisors LLC is 110 Greene Street, Suite 800, New York, New York 10012.

(4) Based in part on a Schedule 13D/A filed with the SEC on December 15, 2025 by Biotechnology Value Fund, L.P., or BVF, BVF I GP LLC, or BVF GP, Biotechnology Value Fund II, L.P., or BVF2, BVF II GP LLC, or BVF2 GP, Biotechnology Value Trading Fund OS LP, or Trading Fund OS, BVF Partners OS Ltd., or Partners OS, BVF GP Holdings LLC, or BVF GPH, BVF Partners L.P., or Partners, BVF Inc., Mark N. Lampert and Gorjan Hrustanovic, consists of (i) 3,550,766 shares of common stock held by BVF, including 751,971 shares of common stock issuable upon exercise of pre-funded warrants held by BVF, (ii) 2,752,456 shares of common stock held by BVF2, including 532,598 shares of common stock issuable upon the exercise of pre-funded warrants held by BVF2, (iii) 406,145 shares of common stock held by Trading Fund OS, including 52,733 shares of common stock issuable upon the exercise of pre-funded warrants held by Trading Fund OS, (iv) 158,442 shares of common stock held by a certain managed account, or the Partners Managed Account, including 27,797 shares of common stock issuable upon the exercise of pre-funded warrants held by the Partners Managed Account. The pre-funded warrants are exercisable at any time at an exercise price of $0.0001 per share and do not expire, provided that a holder of pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant held by them that, upon giving effect to such exercise, would cause the aggregate number of shares beneficially owned by such holder (together with their attribution affiliates) to exceed

9.99% of the number of shares that would be outstanding immediately after giving effect to the exercise. BVF GP, as the general partner of BVF, may be deemed to beneficially own the securities beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the securities beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the securities beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the securities beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the securities beneficially owned in the aggregate by BVF, BVF2, and Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the securities beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the securities beneficially owned by BVF Inc. As of March 31, 2026, Dr. Hrustanovic beneficially owned 100,190 shares underlying certain stock options which have vested or will vest within 60 days of March 31, 2026. Dr. Hrustanovic is also a member of our board of directors. Dr. Hrustanovic disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The business address of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc., Mr. Lampert and Dr. Hrustanovic is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The business address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(5) The Vanguard Group has reported that, as a result of its internal realignment, it no longer has, or is deemed to have, beneficial ownership of shares held by certain subsidiaries or business divisions, and that those entities will report ownership separately on a disaggregated basis. As of the date of this proxy statement, no such filings have been made. Based solely on a Schedule 13G/A filed with the SEC on April 30, 2025, The Vanguard Group has shared voting power over 52,531 shares of our common stock, shared dispositive power over 104,888 shares of our common stock and sole dispositive power over 5,126,504 shares of our common stock. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6) Based on a Schedule 13G/A filed with the SEC on November 14, 2025, T. Rowe Price Associates, Inc. has sole voting power over 4,973,066 shares of our common stock and sole dispositive power over 5,097,378 shares of our common stock. The principal business office of T. Rowe Price Associates, Inc. is 1307 Point Street, Baltimore, Maryland, 21231.

(7) Based in part on a Schedule 13G/A filed with the SEC on November 14, 2024 by Atlas Venture Fund X, L.P., Atlas Venture Associates X, L.P., Atlas Venture Associates X, LLC, Atlas Venture Opportunity Fund I, L.P., Atlas Venture Associates Opportunity I, L.P., and Atlas Venture Associates Opportunity I, LLC, consists of (i) 3,902,667 shares of common stock held by Atlas Venture Fund X, L.P., or Atlas X, and (ii) 675,341 shares of common stock held by Atlas Venture Opportunity Fund I, L.P., or AVO I. Atlas Venture Associates X, L.P., or AVA X LP, is the general partner of Atlas X, and Atlas Venture Associates X, LLC, or AVA X LLC, is the general partner of AVA X LP. Atlas Venture Associates Opportunity I, L.P., or AVAO LP, is the general partner of AVO I, and Atlas Venture Associates Opportunity I, LLC, or AVAO LLC, is the general partner of AVAO LP. Each of Atlas X, AVA X LP and AVA X LLC has shared voting and dispositive power over the shares held by Atlas X. As such, each of Atlas X, AVA X LP and AVA X LLC may be deemed to beneficially own the shares held by Atlas X. Each of AVO I, AVAO LP and AVAO LLC has shared voting and dispositive power over the shares held by AVO I. As such, each of AVO I, AVAO LP and AVAO LLC may be deemed to beneficially own the shares held by AVO I. Peter Barrett, Bruce Booth, Jean-François Formela, David Grayzel and Jason Rhodes are the members of AVA X LLC and collectively make investment decisions on behalf of Atlas X. Kevin Bitterman, Bruce Booth, Jean-François Formela, David Grayzel and Jason Rhodes are the members of AVAO LLC and collectively make investment decisions on behalf of AVO I. As of March 31, 2026, Dr. Booth beneficially owned 100,190 shares underlying certain stock options which have vested or will vest within 60 days of March 31, 2026. Dr. Booth is also a member of our board of directors. Dr. Booth disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The address for Atlas X and AVO I is 300 Technology Square, 8th Floor, Cambridge, Massachusetts 02139.

(8) Based on a Schedule 13G/A filed with the SEC on February 10, 2026, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power over 4,005,032 shares of our common stock and shared dispositive power over 4,412,933 shares of our common stock, and Wellington Management Company LLP has shared voting power over 3,977,890 shares of our common stock and shared dispositive power over 4,226,372 shares of our common stock. The principal business office of each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(9) Consists of (i) 666,195 shares of common stock held by Dr. Mainolfi and (ii) 2,382,698 shares subject to options held by Dr. Mainolfi that are vested and exercisable within 60 days of March 31, 2026.

(10) Consists of (i) 71,359 shares of common stock held by Dr. Gollob and (ii) 501,753 shares subject to options held by Dr. Gollob that are vested and exercisable within 60 days of March 31, 2026.

(11) Consists of (i) 184,521 shares of common stock held by Mr. Jacobs and (ii) 669,800 shares subject to options held by Mr. Jacobs that are vested and exercisable within 60 days of March 31, 2026.

(12) Consists of (i) 27,851 shares subject to options held by Mr. Goodman that are vested and exercisable within 60 days of March 31, 2026 and (ii) 12,500 RSUs that are vested within 60 days of March 31, 2026.

(13) Consists of 343 shares subject to options held by Mr. Adams that are vested and exercisable within 60 days of March 31, 2026.

(14) Consists of 95,190 shares subject to options held by Mr. Albers that are vested and exercisable within 60 days of March 31, 2026.

(15) Consists of 100,190 shares subject to options held by Dr. Booth that are vested and exercisable within 60 days of March 31, 2026.

(16) Consists of 41,127 shares subject to options held by Dr. Esposito that are vested and exercisable within 60 days of March 31, 2026.

(17) Consists of 100,190 shares subject to options held by Dr. Hrustanovic that are vested and exercisable within 60 days of March 31, 2026.

(18) Consists of 52,000 shares subject to options held by Dr. Maraganore that are vested and exercisable within 60 days of March 31, 2026.

(19) Consists of 56,478 shares subject to options held by Ms. Ridloff that are vested and exercisable within 60 days of March 31, 2026.

(20) Consists of 52,000 shares subject to options held by Dr. Sandor that are vested and exercisable within 60 days of March 31, 2026.

(21) Includes (i) options to purchase 4,194,668 shares of common stock exercisable within 60 days of March 31, 2026 held by executive officers and directors and (ii) 20,833 RSUs that are vested within 60 days of March 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Kymera Therapeutics’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of Kymera Therapeutics’ independent registered public accounting firm, (3) the performance of Kymera Therapeutics’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the board of directors.

Management is responsible for the preparation of Kymera Therapeutics’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Kymera Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Kymera Therapeutics for the fiscal year ended December 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of Kymera Therapeutics be included in Kymera Therapeutics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF KYMERA THERAPEUTICS, INC.

Elena Ridloff, CFA, Chairperson
Jeffrey Albers, J.D., MBA Pamela Esposito, Ph.D.

April 29, 2026

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to shareholders and proxy statement, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: 857-285-5300. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS

A shareholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2026. However, if the date of the 2027 Annual Meeting of Shareholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting of Shareholders. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Shareholder proposals should be addressed to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a shareholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the shareholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a shareholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to the scheduled date of such annual meeting or (B) the tenth day following the day on which public announcement of the date of such annual meeting was first made. For shareholder proposals to be brought before the 2027 Annual Meeting of Shareholders, the required notice must be received by our corporate secretary at our principal executive offices not later than March 26, 2027, and no earlier than February 24, 2027. Shareholder proposals and the required notice should be addressed to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the Annual Meeting, or April 26, 2027.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

KYMERA logo KYMERA THERAPEUTICS, INC. 500 NORTH BEACON STREET, FOURTH FLOOR WATERTOWN, MA 02472 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.comor scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KYMR2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 11:59 p.m. Eastern Time on June 23, 2026 to be voted at the annual meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V93775-P48217 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KYMERA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following proposal: 1. To elect four class III directors to our Board of Directors, each to serve until the 2029 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal; For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 01) Bruce Booth, D.Phil. 02) Nello Mainolfi, Ph.D. 03) John Maraganore, Ph.D. 04) Elena Ridloff, CFA The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers; and The Board of Directors recommends you vote FOR the following proposal: 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. NOTE: To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend the Annual Meeting via the internet at www.virtualshareholdermeeting.com/KYMR2026and vote during the meeting. Have your 16-digit control number available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. KYMERA THERAPEUTICS, INC. Annual Meeting of Shareholders June 24, 2026 8:30 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Nello Mainolfi, Brian Adams and Bruce Jacobs, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KYMERA THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, ET on June 24, 2026, at www.virtualshareholdermeeting.com/KYMR2026,and any adjournment or postponement thereof. The shareholder(s) acknowledge(s) receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement, and revokes any proxy heretofore given with respect to the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side